UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

REGENCY CENTERS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REGENCY CENTERS CORPORATION

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2011

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 3, 2011, at 11:00 A.M., eastern time, in The Florida Room of the River Club, 35th Floor, One Independent Drive, Jacksonville, Florida 32202.

The meeting will be held for the following purposes:

1.	To elect as directors the eleven nominees named in the attached proxy statement to serve until the 2012 annual meeting of shareholders and until their successors have been elected and qualified.

2.	To determine whether an advisory vote on executive compensation will occur every 1, 2 or 3 years.

3.	To approve an advisory resolution on executive compensation for fiscal year 2010.

4.	To approve the Regency Centers Corporation 2011 Omnibus Incentive Plan.

5.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011.

6.	To transact such other business as may properly come before the meeting or any adjournment.

The shareholders of record at the close of business on February 24, 2011 will be entitled to vote at the annual meeting.

We hope you will be able to attend the meeting, but in any event we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the Notice of Internet Availability of Proxy Materials or as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail or by e-mail, you may submit your vote by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Barbara Christie Johnston
Senior Vice President, Secretary and General Counsel

Dated:    March 24, 2011

REGENCY CENTERS CORPORATION

One Independent Drive, Suite 114

Jacksonville, Florida 32202

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 3, 2011

This proxy statement and the accompanying form of proxy are first being sent or made available to our shareholders on or about March 24, 2011 in connection with the solicitation by our board of directors of proxies to be used at our 2011 annual meeting of shareholders. The meeting will be held on Tuesday, May 3, 2011, at 11:00 A.M., eastern time, in The Florida Room of the River Club, 35th Floor, One Independent Drive, Jacksonville, Florida 32202.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

In accordance with regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to shareholders, to each shareholder of record, we may now furnish these materials on the Internet unless the shareholder has previously requested to receive these materials by mail or e-mail. On or about March 24, 2011, we mailed to our shareholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the Notice.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our board of directors is soliciting proxies for our 2011 annual meeting of shareholders. You are receiving a proxy statement because you owned shares of our common stock on February 24, 2011 and that entitles you to vote at our meeting of shareholders. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our shareholders.

If I previously signed up to receive shareholder materials, including proxy statements and annual reports by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive shareholder materials by means other than mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future shareholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Regency Centers Corporation

Attn: Diane Ortolano

One Independent Drive, Suite 114

Jacksonville, Florida 32202

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

How can I obtain paper copies of the proxy materials, 10-K and other financial information?

Shareholders can access our 2011 proxy statement, our annual report on Form 10-K and our other filings with the SEC as well as our corporate governance and other related information on the Investor Relations page of our website at www.regencycenters.com.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or annual meeting materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please write to Diane Ortolano at our address below.

If you elected to receive our shareholder materials via the Internet or via electronic delivery, you may request paper copies, without charge, by written request addressed to:

Regency Centers Corporation

Attn: Diane Ortolano

One Independent Drive, Suite 114

Jacksonville, Florida 32202

We will also furnish any exhibit to the 2010 Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, February 24, 2011, will receive notice of, and be eligible to vote at, our annual meeting of shareholders and at any adjournment or postponement of such meeting. At the close of business on the record date, we had outstanding and entitled to vote 81,888,361 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of the shareholders. Shareholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a shareholder’s shares are registered in the name of a broker, trust, bank or other nominee, the shareholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the shareholder was a beneficial owner of our shares as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Our board of directors has designated Martin E. Stein, Jr., Brian M. Smith and Bruce M. Johnson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Voting by Telephone or Through the Internet. If you are a registered shareholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by May 2, 2011. Please see the Notice of Internet Availability or proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each shareholder electing to receive shareholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal other than the ratification of our auditors and the individuals designated as proxies will vote your shares FOR the ratification of our auditors. The board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of shareholders arise, shareholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $7,500 plus reasonable expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons designated as proxies will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting, which means that the eleven nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The advisory resolution on executive compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors. Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of our compensation program.

The approval of the Regency Centers Corporation 2011 Omnibus Incentive Plan and the ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2011 will be approved if the votes cast “FOR” the proposals exceed the votes cast “AGAINST” the proposals.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the advisory vote on the frequency of future advisory votes on executive compensation, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.”

For the advisory resolution on executive compensation, the approval of the Regency Centers Corporation 2011 Omnibus Incentive Plan and the ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2011, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are not considered votes cast and will have no effect on whether these proposals are approved.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2011 annual meeting of shareholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. In contrast, all other proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors, the advisory vote on executive compensation, the advisory vote on frequency of advisory votes on executive compensation and the approval of the Regency Centers Corporation 2011 Omnibus Incentive Plan.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table shows information relating to the beneficial ownership of our common stock as of February 24, 2011, except as otherwise disclosed in the notes below, of each person known to us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

Name(1)	Number of Shares Owned(2)		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,414,819	(3)	9.1%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	7,177,380	(4)	8.8%
Morgan Stanley 1585 Broadway New York, NY 10036	7,105,472	(5)	8.7%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,990,408	(6)	8.5%
ING Clarion Real Estate Securities, LLC 201 King of Prussia Road Suite 600 Radnor, PA 19087	6,285,892	(7)	7.7%
Deutsche Bank AG Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	5,830,564	(8)	7.1%
Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	4,328,366	(9)	5.3%

(1)

Information presented in this table and related notes has been obtained from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

(2)

We are not aware of any shares that can be acquired through stock option exercises or the vesting of stock rights awards within 60 days after the date of this proxy statement by the beneficial owners that are listed.

(3)

Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 10, 2011 by The Vanguard Group, Inc. According to the information provided in the Schedule 13G, The Vanguard Group, Inc. has sole voting power over 54,975 shares and sole dispositive power over 7,359,844 shares.

(4)

Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 14, 2011 by Invesco Ltd. According to the information provided in the Schedule 13G, the shares are held by affiliates of Invesco Ltd. as follows:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Invesco Advisers, Inc.	5,024,964	56,900	7,106,054	32,981
Van Kampen Asset Management	24,079	—	24,079	—
Invesco Asset Management (Japan) Limited	7,755	—	7,755	—
Invesco Powershares Capital Management	5,237	—	5,237	—
Invesco Powershares Capital Management Ireland Ltd.	289	—	289	—
Invesco National Trust Company	—	—	85	—

(5)

Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 9, 2011 by Morgan Stanley and its wholly-owned subsidiary, Morgan Stanley Investment Management, Inc. According to the information provided in the Schedule 13G, the shares reported by Morgan Stanley are owned or may be deemed to be owned by Morgan Stanley Investment Management, Inc. Each of the entities has voting and dispositive power over the shares shown as follows:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Morgan Stanley	5,336,024	—	7,105,472	—
Morgan Stanley Investment Management, Inc.	5,293,008	—	7,062,456	—

(6)	Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 8, 2011 by BlackRock, Inc.

(7)	Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 15, 2011 by ING Clarion Real Estate Securities, LLC.

(8)

Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 14, 2011 by Deutsche Bank AG and its affiliates listed below. According to the information provided in the Schedule 13G, each of the entities has voting and dispositive power over the shares shown as follows:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Deutsche Bank AG	3,911,534	—	5,830,564	—
Deutsche Asset Management Investmentgesellshaft	1,200	—	1,200	—
RREEF America, L.L.C.	3,853,434	—	5,747,264	—
Deutsche Bank Trust Company Americas	29,900	—	55,100	—
Deutsche Investment Management Americas	27,000	—	27,000	—

(9)	Information is as of December 31, 2010 and is based on a report on Schedule 13G filed with the SEC on February 10, 2011 by Vanguard Specialized Funds – Vanguard REIT Index Fund.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows information relating to the beneficial ownership of our common stock as of February 24, 2011, of each director and nominee, each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. No shares have been pledged as security by directors, nominees or executive officers except as noted below.

Name	Number of Shares Owned(1)		Right to Acquire(2)	Percent of Class
Martin E. Stein, Jr.	1,159,110	(3)	125,723	1.57%
Brian M. Smith	82,492	(4)	11,355	*
Bruce M. Johnson	242,353		40,203	*
Raymond L. Bank	49,095	(5)	10,117	*
C. Ronald Blankenship	23,801	(6)	2,290	*
A. R. Carpenter	54,304	(7)	9,002	*
J. Dix Druce, Jr.	11,347	(8)	2,505	*
Mary Lou Fiala	76,440		60,504	*
Douglas S. Luke	55,525	(9)	6,224	*
John C. Schweitzer	35,417	(10)	7,653	*
Thomas G. Wattles	23,692	(11)	2,290	*
John S. Delatour	37,015	(12)	54,602	*
James D. Thompson	36,723	(13)	19,840	*
All directors and executive officers as a group (a total of 14 persons)	1,890,574		352,308	2.73%

*	Less than one percent

(1)	Excludes shares that may be acquired by directors or executive officers through: the vesting of restricted stock or stock rights awards; or stock option exercises.

(2)	Shares that can be acquired through stock option exercises or the vesting of stock rights awards within 60 days after the date of this proxy statement.

(3)

Includes 100,430 shares held in Regency’s non-qualified deferred compensation plan. Also includes 467,410 shares available as collateral for a bank line of credit. There were no amounts outstanding under the line of credit as of the date of this proxy statement. Also includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

—	160,263 shares held by The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by Mr. Stein and members of his family.

—	307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II.

—	108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II.

—	4,000 shares held for the benefit of Mr. Stein by the Wellhouse Trust. Mr. Stein has investment power with respect to such shares.

—	139,022 shares held in grantor retained annuity trusts of which Mr. Stein is the trustee and his children are the beneficiaries.

(4)	Includes 40,641 shares held in Regency’s non-qualified deferred compensation plan.

(5)	Includes 3,275 shares held in Regency’s non-qualified deferred compensation plan.

(6)	Includes 15,697 shares held in Regency’s non-qualified deferred compensation plan.

(7)	Includes 39,733 shares held in Regency’s non-qualified deferred compensation plan.

(8)	Includes 5,375 shares held in Regency’s non-qualified deferred compensation plan.

(9)	Includes 29,273 shares held in Regency’s non-qualified deferred compensation plan and 19,106 shares pledged as security for a secured line of credit.

(10)	Includes 21,451 shares held in Regency’s non-qualified deferred compensation plan and 2,443 shares pledged as security for a margin account.

(11)	Includes 22,619 shares held in Regency’s non-qualified deferred compensation plan.

(12)	Includes 930 shares held in Regency’s non-qualified deferred compensation plan.

(13)	Includes 1,035 shares held in Regency’s non-qualified deferred compensation plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act, an officer, director or 10% shareholder must file a Form 4 reporting the acquisition or disposition of our equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Reportable transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company’s fiscal year. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements during 2010.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees and Director Qualifications

The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board’s nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our board of directors or our board may reduce the number of directors.

Our board of directors recommends a vote “for” the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

The following paragraphs provide biographies of each of our nominees. These biographies contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable.

We believe that each nominee possesses the characteristics that are expected of all directors namely, independence, integrity, sound business judgment and a willingness to represent the long-term interests of all shareholders. The experiences, qualifications, attributes and skills that caused the nominating and corporate governance committee and the board to determine that the person should serve as a director of our company are described in the second paragraph of each nominee’s biography.

MARTIN E. STEIN, JR.

Mr. Stein, age 58, is our Chairman of the Board and Chief Executive Officer. He has served on our Board since 1993. He served as our President from our initial public offering in 1993 until 1998. Mr. Stein also served as President of our predecessor real estate division beginning in 1981, and Vice President from 1976 to 1981. He is a director and member of the compensation and corporate governance committees of Patriot Transportation Holding, Inc., a publicly held transportation and real estate company, and Stein Mart, Inc., a publicly held upscale discount retailer, and has not held any other public company directorships during the past five years.

Mr. Stein has led our Company since prior to it being a public company. In addition to his leadership skills, he has extensive experience in the real estate industry. He is a past Chairman of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Stein has been a member of the Urban Land Institute (“ULI”) since 1981 and presently serves on ULI’s Board of Trustees. He is also on the Board of Trustees of Washington and Lee University and is a member of the International Council of Shopping Centers and the Real Estate Roundtable.

BRIAN M. SMITH

Brian M. Smith, age 56, is our President and Chief Operating Officer. He has served on our Board since 2009, and has not held any other public company directorships during the past five years. He served as our Managing Director and Chief Investment Officer from 2005 to 2009. Mr. Smith served as Managing Director of Investments for our Pacific, Mid-Atlantic and Northeast divisions from 1999 to 2005. Mr. Smith was Managing Director – Pacific Investments for Pacific Retail Trust (“PRT”) from 1997 to 1999, at which time PRT merged with Regency.

Mr. Smith has extensive experience with the Company as an officer and most recently as a director. Mr. Smith started his real estate career at Trammell Crow Company, where he was a partner in the firm, managing director and member of the National Retail Executive Committee. He is a member of the International Council of Shopping Centers. He is an expert in the development, investment, leasing and management of shopping centers.

BRUCE M. JOHNSON

Mr. Johnson, age 63, is our Executive Vice President and Chief Financial Officer. He has served on our Board since 2004. Mr. Johnson has served as our Chief Financial Officer since 1993 and as a Managing Director from 1993 to 2009. From 1979 to 1993, he served as Executive Vice President of Finance of our predecessor’s real estate division. Prior to joining Regency, Mr. Johnson was Vice President of Barnett Winston Trust, an equity and mortgage real estate investment trust. During the past five years, Mr. Johnson was a director and chairman of the audit committee of Columbia Equity Trust, Inc., a publicly traded real estate investment trust. Columbia Equity Trust was an owner and operator of commercial office properties in the greater Washington, DC area, until its merger in 2007. Mr. Johnson also serves as Chairman of Brooks Rehabilitation Hospital, a private not-for-profit rehabilitation hospital located in Jacksonville, Florida, and is on the board and is chairman of the executive committee of its private parent company, Brooks Health Systems.

Mr. Johnson has been with the Company for many years prior to our becoming a public company and as a result has extensive knowledge of the shopping center and real estate industries and the Company. He has been a member of the Urban Land Institute since 1983 and serves on NAREIT’s Accounting Committee and NAREIT’s Best Financial Practices Council. He is an expert in finance and capital markets.

RAYMOND L. BANK

Mr. Bank, age 57, has served on our Board since 1997. Mr. Bank was a founder and President of Merchant Partners, a venture capital firm focusing on retail, direct marketing, and consumer service companies, from 1994 through 2004. He also serves as President of Raymond L. Bank & Associates, Inc., a firm investing in and advising marketing-driven companies in the retail, direct marketing and services sectors, since 1991.

Mr. Bank is an experienced venture investor who has significant experience in marketing and retail sales. Mr. Bank has significant knowledge of the capital markets. He has served as a Director of both public and private companies, and as a Trustee of a number of charitable institutions. He has not held any other public company directorships during the past five years.

C. RONALD BLANKENSHIP

Mr. Blankenship, age 61, has served on our Board since 2001, and has not held any other public company directorships during the past five years. Mr. Blankenship is a founder of Verde Realty and has served as its President and Chief Executive Officer since January 2009. Prior to that time he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated which was sold to GE Capital Corporation in 2002. He was Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Mr. Blankenship was formerly a trustee of ProLogis Trust and was formerly a director of Archstone Communities Trust, BelmontCorp, InterPark Holdings

Incorporated, Storage USA, Inc., CarrAmerica Realty Corporation and Macquarie Capital Partners, LLC. He also served as Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated from 1999 until 2001.

Mr. Blankenship has extensive experience in the REIT industry including cross-border experience. He is an expert in real estate development, acquisitions, financing and operations. He has extensive experience in public company financing, strategic planning, capital allocation, people management and executive compensation. While he was with Security Capital Group, Security Capital Group had controlling interests in 18 public and private real estate operating companies, eight of which were listed on the NYSE. Prior to joining Security Capital, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Before Trammell Crow, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company.

A. R. CARPENTER

Mr. Carpenter, age 69, has served on our Board since 1993. Mr. Carpenter retired from CSX Corporation as Vice Chairman, a position he held from 1999 to 2001. From 1962 until 2001, he held a variety of positions with CSX, including President and Chief Executive Officer of CSX Transportation, Inc (from 1992 to 1999) and Executive Vice President-Sales and Marketing of CSX Transportation, Inc (from 1989 to 1992). Mr. Carpenter is a director of Lender Processing Services, Inc., PSS World Medical, Inc. and Stein Mart, Inc. and has not held any other public company directorships during the past five years other than Florida Rock Industries, Inc.

Mr. Carpenter has significant experience with managing a Fortune 500 company. In his roles with CSX, he gained significant experience with human resource issues as well as business integration issues. As evidenced by the numerous boards he has served on such as Blue Cross & Blue Shield of Florida, Nations Bank, Barnett Bank, Inc., Florida Rock Industries, Inc. and others, he has significant knowledge of key industries impacting the economy, strategic management and accounting as well as insights as to how public companies should be managed. Mr. Carpenter has served on our Board since we became a public company and as a result has significant understanding of our company and industry.

J. DIX DRUCE, JR.

Mr. Druce, age 63, has served on our Board since 1993. Mr. Druce has been President and Chairman of the Board of National P.E.T. Scan, LLC since 2000. From 1988 until 2000, he served as President and Chairman of the Board of Life Service Corp., Inc., a life insurance management company, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition Company, from 1992 until the companies’ sale in 2000. He was President and director (Chairman from 1989 to 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991. Other than Florida Rock Industries, Inc., he has not held any other public company directorships during the past five years.

Mr. Druce has significant experience in the insurance industry. He has acquired and sold numerous companies in his career and has significant experience with mergers and acquisitions. In connection with his role as CEO of numerous insurers and other companies, he has strong skills in accounting and has significant knowledge of business operations. Mr. Druce has served on our Board since we became a public company and as a result has significant understanding of our company and industry.

MARY LOU FIALA

Mrs. Fiala, age 59, has served on our Board since 1997. Mrs. Fiala is our former Chief Operating Officer having served from January 1999 to December 2009. She also served as our President from January 1999 to February 2009 and then as Vice Chairman until December 2009. Before joining us, she was Managing Director – Security Capital U.S. Realty Strategic Group from 1997 to January 1999. Mrs. Fiala was Senior Vice President and Director of Stores, New England – Macy’s East/Federated Department Stores from 1994 to 1997. From 1976 to 1994, Mrs. Fiala held various merchandising and store operations positions with Macy’s/Federated Department Stores. Mrs. Fiala is Co-Chairman of LOFT Unlimited, a personal financial and business consulting firm and serves as a director of General Growth Properties, Inc., CNL Macquarie Global Growth Trust, Build-A-Bear Workshop, Inc. and Stir Crazy, Inc., a privately held restaurant chain, and has not held any other public company directorships during the past five years.

Ms. Fiala has extensive knowledge of our company from her service both as an officer and as a director. She has significant knowledge of the retail industry which provides us with great insight into our tenants. She is a former chairman, and current member, of the board of trustees of the International Council of Shopping Centers. She also has strong skills in operations management, organizational management, marketing and human resources.

DOUGLAS S. LUKE

Mr. Luke, age 69, has served on our Board since 1993. Mr. Luke is President and Chief Executive Officer of HL Capital, Inc., a personal management and investment company. From 1991 to 1998 Mr. Luke was President and Chief Executive Officer of WLD Enterprises, Inc., a Ft. Lauderdale, Florida-based diversified private investment and management company with interests in securities, real estate and operating businesses. From 1987 to 1990 he was Managing Director of Rothschild Inc./Rothschild Ventures. He is a director of MeadWestvaco Corporation, a diversified packaging and chemicals manufacturing company, and has not held any other public company directorships during the past five years.

Mr. Luke has extensive experience in real estate and has significant knowledge of the capital markets and of key industries impacting the economy. Mr. Luke has served on our Board since we became a public company and as a result has significant understanding of our company and industry.

JOHN C. SCHWEITZER

Mr. Schweitzer, age 66, has served on our Board since 1999. Mr. Schweitzer is President of Westgate Corporation, which holds investments in real estate and venture capital operations. Mr. Schweitzer serves as our lead director. He previously served as a member of Pacific Retail Trust’s board of trustees before its merger into Regency in 1999. Mr. Schweitzer also served as a director or officer of a number of public companies and financial institutions, including Archstone-Smith Trust, J.P. Morgan Chase Bank of Texas-Austin, Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products. Other than Archstone-Smith Trust, he has not held any other public company directorships during the past five years.

Mr. Schweitzer has served on the boards of numerous public companies, many of which are real estate companies. He has a strong background in business and finance with extensive experience in public company strategies, executive compensation and human resource issues.

THOMAS G. WATTLES

Mr. Wattles, age 59, has served on our Board since 2001. Mr. Wattles has been Chairman of DCT Industrial Trust, a publicly held industrial property REIT, since 2003 and has not held any other public company directorships during the past five years. Mr. Wattles was Principal of both Black Creek Group and Dividend Capital Group LLC, each a real estate investment management firm, from 2003 to 2008. He served as Chief Investment Officer of Security Capital Group from 1997 to 2002. Mr. Wattles was Managing Director, then Co-Chairman and Chief Investment Officer of ProLogis from 1992 to 1997. Mr. Wattles has previously served as a director of Prologis, Interpark Holdings Incorporated and Security Capital European Realty.

Mr. Wattles has extensive experience in the REIT industry including cross-border experience. At Security Capital Group, he oversaw capital deployment and investments in multiple public and private operating platforms with focus on retail, industrial, parking, manufactured housing and European office sectors. While Mr. Wattles was with Security Capital Group, Security Capital Group had controlling interests in 18 public and private real estate operating companies, eight of which were listed on the NYSE. He is an expert in real estate development, acquisitions, finance and operations. He has significant knowledge of capital allocation, strategic planning and accounting.

Majority Voting Policy

Our articles of incorporation provide for the number of directors to be fixed pursuant to the bylaws, subject to a minimum of three and a maximum of fifteen. Our bylaws provide that the number of directors may not be increased or decreased by more than one without a vote of the shareholders. Our board has set the number of directors at eleven.

Our board of directors nominated all eleven of its members to stand for re-election at the 2011 meeting. All nominees were elected as directors by shareholders at the 2010 annual meeting. All directors elected at the meeting will serve until the 2012 annual meeting and until their successors are elected and qualified.

Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. However, under a policy adopted by our board of directors, if in an uncontested election more votes are “withheld” from a director than are voted “for” the director, he or she will be required to resign within three days after certification of the vote. Our nominating and corporate governance committee (or, if votes were withheld from a majority of the members of the nominating and corporate governance committee, then a committee appointed by and from among disinterested, independent directors) will promptly consider the resignation and recommend to the board whether to accept or reject the resignation. The director who submitted the resignation may not participate in the decision.

Factors that the committee and board will consider under this policy include:

—	the stated reasons why votes were withheld from the director and whether those reasons can be cured;

—	the director’s length of service, qualifications and contributions as a director;

—	New York Stock Exchange listing requirements, and

—	our corporate governance guidelines.

Rejection of the resignation may be conditioned on curing the reasons underlying the withheld votes.

The board will act on the resignation no later than 60 days after the date of the annual meeting. We will disclose the board’s decision in a Form 8-K filed with the SEC within four business days of the decision that will provide a full explanation of the process by which the board reached its decision and the reasons for its decision.

Under Florida law, we must amend our articles of incorporation in order to provide that directors be elected by a majority as opposed to a plurality of the votes cast. Our nominating and corporate governance committee may consider such an amendment for a shareholder vote at a future annual meeting.

Independent Directors

Our board of directors has determined that Messrs. Raymond L. Bank, C. Ronald Blankenship, A. R. Carpenter, J. Dix Druce, Douglas S. Luke, John C. Schweitzer and Thomas G. Wattles, being a majority of our directors, are “independent” as defined by sections 303A.02(a) and (b) of the New York Stock Exchange listing standards. In determining independence, the following commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence:

(1)	if our director or his or her immediate family member is an executive officer of another company that does business with us and our annual payments to the other company are less than 1% of the annual consolidated revenues of the other company;

(2)	if our director or his or her immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the other company; and

(3)	if our director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts (our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose).

The board annually reviews all commercial and charitable relationships of directors and determines whether directors meet these categorical independence tests. In making its determination with respect to independence for the directors identified above as independent, the board does not consider any transactions, relationships or arrangements involving these directors that are not disclosed in this proxy statement.

During 2010, none of our independent directors served as an executive officer of any tax exempt organization to which we made contributions.

Procedures for Nomination of Directors

The nominating and corporate governance committee assists the board in establishing criteria and qualifications for potential board members. The committee also identifies individuals who meet such criteria and qualifications to become board members and recommends to the board such individuals as nominees for election to the board of directors at the next annual meeting of shareholders.

The nominating and corporate governance committee works with the board of directors to determine the appropriate characteristics, skills and experiences for both individual directors and the board as a whole. The objective is to have a board with diverse backgrounds and experience in relevant areas for the benefit of the company. Characteristics expected of all directors include independence, integrity, sound business judgment and willingness to represent the long-term interests of all shareholders. In evaluating the suitability of individuals as board members, the committee takes into account many factors but does not have a policy that focuses on any one factor. The factors considered by the committee include: familiarity with our industry; understanding of finance and capital markets; knowledge of the retail industry; expertise in business operations and developing and executing strategies; marketing; disciplines relevant to publicly traded companies; educational and professional background and personal accomplishment. In addition, the committee will look for skills and experience that will complement and enhance the board’s existing make-up including length of anticipated or possible service in order to assist with board succession and transitions. The committee evaluates each individual in the context of the board as a whole, in order to recommend a group that can best perpetuate the success of our business.

The nominating and corporate governance committee will consider written recommendations from shareholders for potential nominees for director that are made in accordance with the procedure set forth below. The committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. All nominees standing for election at the 2011 annual meeting are incumbent directors.

When vacancies develop, the nominating and corporate governance committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the committee deems it appropriate, it may engage a third-party search firm. The committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more committee members, other board members and senior management.

A non-employee director must submit his or her resignation to the nominating and corporate governance committee upon a job change, in order to permit the committee to determine if the director’s new position creates any conflicts of interest. Directors may not stand for re-election after reaching age 75, unless the board, with committee input, elects to waive the mandatory retirement age.

Procedure for Shareholder Recommendations to the Nominating and Corporate Governance Committee for Potential Director Nominees

The nominating and corporate governance committee will consider written recommendations from shareholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration to our Corporate Secretary, at our address set forth on page 1 of this proxy statement, no later than November 25, 2011. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Recommendation for Director.”

In order to be a valid submission for recommendation to the nominating and corporate governance committee for a potential nominee, the form of recommendation must set forth:

—	Biographical information about the candidate and a statement about his or her qualifications;

—

Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

—	The names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

Procedure for Shareholder Nominations for Director

A shareholder wishing to nominate their own candidate for election to our board at our 2012 annual meeting must submit a written notice of his or her nomination of a candidate to our Corporate Secretary, at our address set forth on page 1 of this proxy statement, no later than November 25, 2011. To be timely in the case of a special meeting called for the election of directors or in the event that the date of the applicable annual meeting is changed by more than 30 days from the date of our last annual meeting, a shareholder’s notice must be received at our principal executive offices no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Nomination for Director.” In accordance with our bylaws, shareholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in our proxy materials.

Meetings of Board of Directors

Our board held four regular meetings and two special meetings during 2010. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2010.

Our independent directors meet quarterly in conjunction with the regular board meetings. The independent directors have elected John C. Schweitzer as lead director. As lead director, Mr. Schweitzer presides at the independent directors’ meetings. See “Shareholder Proposals and Communications with the Board of Directors” for information on how to communicate with Mr. Schweitzer or any of the other independent directors.

We do not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors will attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All of our directors attended the 2010 annual meeting.

Our board of directors has established five standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, an investment committee and an executive committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders’ meeting. The charter of each committee is available on our website at www.regencycenters.com or in printed form by contacting Thomas Paul, Vice President – Internal Audit at (904) 598-7000.

Standing Committees

Audit Committee. The audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, presently is composed of J. Dix Druce, Jr. (Chairman), Raymond L. Bank, A. R. Carpenter and Thomas G. Wattles, all of whom are independent as defined in the listing standards of the New York Stock Exchange. No member of the audit committee serves on the audit committees of more than three public companies. The audit committee met six times during 2010. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee. See “Audit Committee Report” for a description of the audit committee’s responsibilities.

Our board of directors has determined that Messrs. Druce, Bank, Carpenter and Wattles are independent as defined by Sections 303A.02(a) and (b) of the New York Stock Exchange listing standards and meet the financial literacy requirements of the New York Stock Exchange. Our board of directors also has determined that Messrs. Druce, Carpenter and Wattles are audit committee financial experts as defined in Regulation S-K 407(d)(5) of the Securities and Exchange Commission.

Compensation Committee. The compensation committee presently is composed of John C. Schweitzer (Chairman), C. Ronald Blankenship, A. R. Carpenter and Douglas S. Luke, all of whom are independent as defined in the listing standards of the New York Stock Exchange. The compensation committee held three meetings to review 2010 annual performance and determine 2010 compensation, to establish the 2011 incentive compensation plan, to discuss leadership development and succession planning, and to review and approve modifications to our executive compensation plans. This committee has the responsibility of approving the compensation arrangements for senior management, including annual incentive and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which officers and directors are eligible to participate and makes grants of equity awards under our Long-Term Omnibus Plan.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which is presently composed of A. R. Carpenter (Chairman), Raymond L. Bank and John C. Schweitzer, met five times during 2010. All members of the nominating and corporate governance committee are independent as defined in the listing standards of the New York Stock Exchange. The purpose of the nominating and corporate governance committee is to:

—	assist our board in establishing criteria and qualifications for potential board members;

—

identify high quality individuals who have the core competencies and experience to become members of our board and recommend to the board the director nominees for the next annual meeting of shareholders;

—

establish corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommend to the board the corporate governance guidelines applicable to us;

—	lead the board in its annual review of the board’s performance and establish appropriate programs for director development and education; and

—	recommend nominees for each committee of the board.

Investment Committee. The investment committee presently is composed of Thomas G. Wattles (Chairman), C. Ronald Blankenship, Dix Druce, Mary Lou Fiala and Martin E. Stein, Jr. This committee was formed to review and approve our capital allocation strategy, to approve investments and dispositions exceeding certain thresholds and to review our investment and disposition programs and the performance of in-process developments. The investment committee met four times during 2010.

Executive Committee. The executive committee presently is composed of Martin E. Stein, Jr. (Chairman) and any two other directors who qualify as “independent” directors, as defined by the New York Stock Exchange, and who are available to meet when committee action is required. If Mr. Stein is unavailable, Brian M. Smith would serve and if Mr. Smith is unavailable, then Bruce M. Johnson would serve. The executive committee met once during 2010. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law or the rules of the New York Stock Exchange for the full board of directors and, in addition, may not declare dividends.

Compensation Committee Interlocks and Insider Participation.

During the last fiscal year, no member of the compensation committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Board Leadership Structure

Our board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. Our board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the company. The board believes that its current leadership structure, with Mr. Stein serving as both chief executive officer and board chairman, is appropriate given Mr. Stein’s past experience serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman and our strong corporate governance structure. Pursuant to our governance guidelines, whenever the chairman is an employee of the company, the board elects a lead director from its independent directors. The lead director is currently Mr. Schweitzer. The chairman and chief executive officer consults periodically with the lead director on board matters and on issues facing the company. In addition, the lead director serves as the principal liaison between the chairman of the board and the independent directors and presides at an executive session of non-management directors at each regularly scheduled board meeting.

Code of Ethics

Our board of directors has adopted corporate governance guidelines, including a code of business conduct and ethics for our directors, officers and employees. The corporate governance guidelines and code of conduct are posted on our website at www.regencycenters.com. Copies may also be obtained in printed form by contacting Thomas Paul, Vice President-Internal Audit, at (904) 598-7000.

Risk Oversight

Our board is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through committees of the board as disclosed in the descriptions of each of the committees herein and in the charters of each of the committees, but the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Risk Considerations in our Compensation Program

The board believes that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. The board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the company. The fact that our executive officers have their annual and long term incentive compensation tied to financial metrics as well as total shareholder return as compared to our peer group encourages actions that focus on profitable business for the benefit of shareholders. Our stock ownership policy further aligns the interest of our senior officers with the long term interests of our shareholders. In addition, there are significant checks in place within our compensation structure so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

AUDIT COMMITTEE REPORT

Our management is responsible for our internal controls and financial reporting process; the purpose of the audit committee is to assist the board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the board of directors. A copy of the charter can be found on our website at www.regencycenters.com. The four directors who serve on the audit committee have no financial or personal ties to us (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, the board of directors has determined that none of the audit committee members have a relationship with us that may interfere with the member’s independence from us and our management.

The audit committee met with management six times during the year to consider and discuss the adequacy of our internal controls and the objectivity of our financial reporting. In addition, the audit committee was on call as needed by management and KPMG LLP, our independent registered public accounting firm, to meet with or discuss any issues arising during the course of the year. At the end of each meeting, the audit committee met privately with both KPMG LLP and the internal auditors, each of whom has unrestricted access to the audit committee.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The audit committee supervises the relationship between us and our independent registered public accounting firm, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence. The audit committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “The Auditor’s Communication with Those Charged with Governance,” including the quality of our accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP the independent accountants’ independence.

In addition, the committee reviewed key initiatives and programs aimed at maintaining and strengthening the effectiveness of Regency’s internal control over financial reporting and disclosure controls and procedures. As part of this process, the committee continues to monitor the scope and adequacy of our internal auditing program, and to review staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Based on these reviews and discussions, the audit committee recommended to the board of directors and the board of directors approved that the audited financial statements be included in Regency’s annual report on Form 10-K for the year ended December 31, 2010.

J. Dix Druce, Jr., Chairman Raymond L. Bank A. R. Carpenter Thomas G. Wattles

COMPENSATION OF DIRECTORS

During 2010, we paid our non-employee directors an annual cash retainer of $50,000. Non-employee directors also received $1,200 for each board committee meeting attended. The chairpersons of each board committee received an annual cash retainer of $8,000 except the chairperson of our Audit Committee received an annual cash retainer of $12,000. Our lead director received an annual cash retainer of $16,000.

We pay directors’ fees quarterly, in cash or, at the election of the director, shares of common stock issued under our Long-Term Omnibus Plan and valued based on the average closing price of our common stock during the quarter in which the fees are earned. Directors may defer their fees, at their election, under our 2005 non-qualified deferred compensation plan.

Non-employee directors also receive stock rights awards of 2,000 shares each immediately following the annual meeting of shareholders. The awards entitle the director to receive dividend equivalent units, or DEUs, at the same rate as dividends paid on our common stock. The stock rights and DEUs vest 25% on each of the first four anniversary dates of the grants.

The following table summarizes the compensation of our non-employee directors for 2010.

DIRECTOR COMPENSATION FOR 2010

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Raymond L. Bank	$62,000	$83,920	$3,089	$149,009

C. Ronald Blankenship	$59,600	$83,920	$—	$143,520

A. R. Carpenter	$73,600	$83,920	$1,003	$158,523

J. Dix Druce, Jr.	$74,000	$83,920	$—	$157,920

Mary Lou Fiala	$53,600	$83,920	$—	$137,520

Douglas S. Luke	$53,600	$83,920	$1,333	$138,853

John C. Schweitzer	$83,600	$83,920	$—	$167,520

Thomas G. Wattles	$68,800	$83,920	$—	$152,720

(1)	The following directors elected to receive all their directors’ fees in the form of shares of our common stock in lieu of cash:

Director	Number of Shares Issued in Lieu of Directors’ Fees

Raymond L. Bank	871

Raymond L. Bank	1,631

C. Ronald Blankenship	1,565

Douglas S. Luke	1,411

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 which was $41.96 per share on May 4, 2010.

(3)

Some, but not all, options earn dividend equivalent units (DEUs) that vest at the same rate as the underlying options. Vested DEUs are distributed annually based on the per share dividends on our common stock, less the average dividend rate of the S&P 500 on the original option grant date. The amounts in this column represent DEUs vested and distributed during 2010 on stock options awarded before January 1, 2005, when we began expensing stock option grants under FASB ASC Topic 718. We pay DEUs in common stock. Therefore, the amounts shown are based on the closing price of our common stock on the date of the distribution. All DEUs related to options expired in 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Overview

Our compensation program is designed to attract, motivate, and retain executives who are capable of achieving our key strategic goals. We compensate our executives through a mix of base salary, annual cash incentives, and long-term equity compensation with an emphasis on the role of incentives in contributing to total compensation. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with shareholders by awarding incentives for the achievement of specific key objectives. Except as otherwise specified, the following compensation discussion and analysis focuses on our CEO and the other executive officers named in our Summary Compensation Table. We refer to these individuals as our “named executive officers.” On March 2, 2011, we began considering our managing directors as executive officers.

Oversight of Compensation

The compensation committee of our board of directors is responsible for implementing our executive pay philosophy, evaluating compensation against the market, and approving the material terms of executive compensation arrangements, such as incentive plan participants, award opportunities, performance goals, and compensation earned under incentive plans. The committee is composed entirely of independent directors as defined by the New York Stock Exchange.

The committee evaluates the performance of the CEO and determines his compensation based on this evaluation. With respect to our president and chief operating officer and our executive vice president and chief financial officer, the committee considers the CEO’s input as to performance evaluations and recommended compensation arrangements. With respect to our managing directors, the committee considers the president and chief operating officer’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

Management and the committee rely upon outside advisors to determine competitive pay levels, evaluate pay program design, and assess evolving technical constraints. During 2010 the committee engaged Towers Watson to evaluate competitive pay practices, assist in the refinement of our incentive plans, prepare pay disclosures, and value our equity awards.

A representative from Towers Watson generally attends meetings of the compensation committee, and is available to participate in executive sessions and to communicate directly with the compensation committee chair or its members outside of meetings. The total fees paid to Towers Watson for these services in 2010 were $97,241.

Towers Watson provided other services to us during 2010. Towers Watson served as our property insurance broker in 2010 and was paid $275,000 for such services. Towers Watson also provided us with training for employee benefits in 2010 and was paid $8,284 for such services. The compensation committee approved retaining Towers Watson for all services. Towers Watson will not be providing property insurance brokerage services to us in 2011.

To assure independence, the compensation committee pre-approves all other work unrelated to executive compensation proposed to be provided by Towers Watson. In addition, the compensation committee also considers the following factors in determining that its compensation consultant is independent: the amount of fees paid by us as a percentage of the consulting firm’s total revenue; conflict of interest policies of the consulting firm; and business or personal relationships between the consulting firm and the members of the compensation committee.

Targeted Level of Compensation

We rely on information prepared by Towers Watson about the peer group analysis described below as well as the compensation survey of NAREIT to evaluate pay levels for our named executive officers. The consultant to the compensation committee analyzes competitive total direct compensation at the peer REITs and real estate companies listed below, as disclosed in their proxy statements for prior years. We evaluate the appropriateness of the group annually (based on merger and acquisition activity, growth, property focus, etc.) and make adjustments accordingly. The composition of the peer group as reviewed in 2009 for setting 2010 pay were the following companies:

—           AMB Property Corporation

—            AvalonBay Communities, Inc.

—           Camden Property Trust

—           Developers Diversified Realty Corporation

—            Duke Realty Corporation

—           Equity One, Inc.

—           Federal Realty Investment Trust

—            Kimco Realty Corporation

— Liberty Property Trust — Mack-Cali Realty Corporation — Tanger Factory Outlet Centers, Inc. — The Macerich Company — The St. Joe Company — UDR, Inc. — Ventas, Inc. — Weingarten Realty Investors

Regency’s compensation philosophy has been to set base salaries within a range around the competitive median and target total direct compensation that is meaningfully above the median for higher levels of performance. Although base salaries are generally targeted to be moderately above the median, the actual salary of an executive may be above or below the median based on factors unique to that executive, such as experience, the availability of meaningful peer data for the executive or year-to-year changes in peer group salaries.

Total direct compensation, which consists of base salary, annual cash incentives and the expected value of long-term incentives, historically has been targeted to be moderately above the competitive median for target levels of performance and the 75th percentile for high levels of performance, but can be higher for exceptional performance. Our high performance expectations are consistent with our strategic plan and are expected to generate total shareholder returns better than the peer average over time.

Elements of Compensation

In allocating compensation, we believe the compensation of senior levels of management should be predominantly performance-based since these levels of management have the greatest ability to influence corporate performance. The table below summarizes the allocation of the 2010 compensation opportunity for our named executive officers and all other executives based upon the three primary elements of compensation (base salary, annual cash incentive, and long-term incentives).

Relative Size of Three Key Elements of Compensation Opportunity*

Element	Average of Named Executive Officers	Average of All Other Regency Executives

Base salary	28%	56%

Annual incentives	29%	22%

Long term incentives	43%	22%

*	Opportunity at target for all persons

We generally aim to align with the market in each of the three pay elements as defined in our pay-for-performance philosophy.

The elements of 2010 compensation are discussed in more detail below.

Base Salary

Base salary is fixed compensation payable every two weeks and is a standard market practice intended to compensate for basic daily responsibilities assigned to the position. Base salaries are reviewed annually. The following factors are considered in determining salary adjustments: market competitiveness, the roles and responsibilities of the executives, their contributions to the company’s business, an analysis of job requirements and the executives’ prior experience and accomplishments.

Base salaries were increased in 2010. Mr. Stein and Mr. Johnson received a base salary increase of 4% and 6%, respectively. Messrs. Smith, Delatour and Thompson received base salary increases of 25%, 11% and 13%, respectively, due to significant increases in their responsibilities. These increases reflect our philosophy of base salaries being within a range around the competitive median of our peer group.

Annual Cash Incentive – Overview

Regency pays an annual cash incentive based on achievement of key corporate objectives. The compensation committee adopted recurring funds from operations (Recurring FFO) as the sole metric that annual cash incentives should be based upon in 2010 for Messrs. Stein, Smith and Johnson. The compensation committee adopted Recurring FFO as a metric for 40% of the annual cash incentive for our managing directors and Regional EBITDA as a metric for 60% of the annual cash incentive for our managing directors.

The compensation committee believes Recurring FFO is a better measure than FFO or Adjusted FFO (“AFFO”) because it more accurately depicts cash flow from operations by excluding non-recurring amounts, and is more representative of our ability to meet our financial commitments and make distributions to shareholders on a sustainable basis than FFO and requires fewer discretionary adjustments and more clearly reconciles to GAAP than AFFO.

Regional EBITDA is a measure used for our managing directors because it ties a portion of their annual cash incentive to the financial performance of the region that they manage.

The portion of the 2010 annual cash incentive for our named executive officers based on achieving specified levels of Recurring FFO per share in 2010, is set forth in the following table.

2010 Performance Criteria of Recurring FFO per Share for Annual Cash Incentives

2010 Recurring FFO per Share(1)	Performance Level	Multiple of Target	% of Maximum Opportunity Earned

$2.55	Exceptional	2.0	100%

$2.40	High	1.5	75%

$2.25	Target	1.0	50%

$2.10	Threshold	0.5	25%

(1)	In 2010, Recurring FFO per share was $2.39.

The definitions of the performance measures are as follows:

—

“FFO” – Funds From Operations is a supplemental earnings measure designed by the National Association of Real Estate Investment Trusts (NAREIT) as net income attributable to common stockholders (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciated property with the exception of gains on development, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

—

“AFFO” – Adjusted Funds From Operations is defined as FFO before non-cash FFO charges, less non-cash FFO revenues and non-revenue enhancing capital expenditures, including Regency’s pro-rata share of joint ventures. AFFO includes building and other tenant improvement costs that are excluded from FFO. All of the components to calculate AFFO are disclosed publicly in our financial supplement.

—

“Recurring FFO” is defined as funds from operations excluding the impact of gains from the sale of development and outparcels, net of related taxes and dead deal costs, provisions for impairment, gains and losses from the early extinguishment of debt and preferred stock, restructuring charges, non-recurring transaction fees and promotes, and other one-time items.

The portion of the 2010 annual cash incentive for our managing directors based on achieving specified levels of Regional EBITDA in 2010 is set forth in the following table:

2010 Regional EBITDA for Annual Cash Incentives

Performance Level: Multiple of Target:		Exceptional 2.0	High 1.5	Target 1.0	Threshold 0.5

East Region EBITDA	Mr. Thompson	$162,173,308	$156,221,994	$148,782,852	$144,319,366

Central Region EBITDA	Mr. Delatour	$100,315,493	$96,634,191	$92,032,562	$89,271,586

Our managing directors are also eligible to receive a cash incentive for additional value creation. We have created an incentive pool equal to 12.5% of the value created from developments, redevelopments and sales of large land parcels. This incentive is paid after project completion or sale and once value has been realized. This value creation incentive also features a clawback for value add projects that are completed at a loss. Our managing directors receive 20% of this pool. This value creation incentive is not factored into the discussions regarding the percentage of the sources of compensation for our managing directors.

Annual Cash Incentive – 2010 Results v. 2010 Incentive Plan Goals

As shown in the summary compensation table, we paid cash incentive awards to our named executive officers based on the above performance criteria. The following table compares actual performance in 2010 against the range of goals:

2010 Actual Performance versus Goals

Recurring FFO per Share:	Threshold	Exceptional	2010 Recurring FFO per Share	% of Maximum Award Earned

Recurring FFO per share	$2.10	$2.55	$2.39	73%

Regional EBITDA:	Threshold	Exceptional	2010 Regional EBITDA	% of Maximum Award Earned

East Region EBITDA/ Mr. Thompson	$144,319,366	$162,173,308	$151,132,337	79%*

Central Region EBITDA/ Mr. Delatour	$89,271,586	$100,315,493	$97,424,832	81%

*	Mr. Thompson would have earned 58% of the maximum award had he not received a $95,000 bonus adjustment based upon the actual growth of EBITDA.

In 2010, Mr. Thompson also received a cash payment of $129,000 under our value creation incentive which is reflected in our summary compensation table.

Long-Term Incentives – Overview

The compensation committee strongly believes that using equity awards with multi-year performance and vesting periods for a majority of the incentive awards reinforces the alignment of the interests of executives with those of shareholders. We maintain our Long-Term Omnibus Plan for the purpose of granting various types of equity awards, including stock rights awards, to provide incentives for management to increase stockholder value. In addition, the multi-year nature of the performance and vesting periods encourages executives to stay with the company.

Our compensation committee has authority to determine eligible participants, the types of awards and the terms and conditions of awards. Award opportunities under the Long-Term Omnibus Plan are consistent with the pay philosophy in that they provide above-median award opportunities for achievement of Regency’s high performance expectations. The plan uses two different stock-based awards in order to promote stock ownership among the participants and to emphasize the importance of total shareholder return. Contingent share awards, or performance share award opportunities, are awarded subject to the achievement of select performance goals as described below. Restricted share awards are awarded subject to the participant’s ongoing employment with us.

The maximum long-term incentive that our named executive officers were eligible to earn in 2010 was less than the maximum long-term incentive that they could have earned in 2009. This reduction in the maximum long-term incentive is due primarily to the Company’s use of time-based restricted stock for 40% of target long-term incentives for Messrs. Stein, Smith and Johnson and 50% of target long-term incentives for managing directors. Because of the greater degree of certainty around time-based restricted stock, our compensation committee believes that the issuance of such restricted stock should reduce the maximum opportunity for long-term incentives.

Long Term Incentives: Performance Shares

Performance goals are established for a three-year performance period. We use a three-year performance period in order to tie incentive compensation to long-term results. Following the end of the period, performance versus goals is considered, awards are determined, and the corresponding number of shares vest. Dividend equivalents will vest when the underlying share award vests and will be paid in shares as if unvested shares earned dividends at the same rate as paid on our common stock and such dividends were reinvested annually. No shares will be earned if the minimum performance levels are not achieved.

Performance share opportunities awarded to our named executive officers in 2008, 2009 and 2010 for the 2008-2010, 2009-2011 and 2010-2012 performance periods, respectively, are set forth in notes (3), (4) and (5) to the table for outstanding equity awards at fiscal year-end 2010 included elsewhere in this proxy statement.

Performance share opportunities awarded in 2010 are based on performance against goals over the 2010-2012 period. These awards are based entirely on total relative shareholder return. Due to ongoing challenges within our industry, the compensation committee chose to focus on financial goals using our annual cash incentive plan, and use our long-term incentive plan to focus on success in generating value for shareholders. We believe total shareholder return is our shareholders’ scorecard for our company. The use of total shareholder return relative to the FTSE NAREIT U.S. Shopping Center Index is a discerning measure of how the executives performed in the shopping center sector over an extended period.

The performance share goals under the 2010 plan are set in terms of performance in relation to the FTSE NAREIT U.S. Shopping Center Index. The goals, outlined below, were articulated in terms of three-year aggregate performance.

The following table shows the performance criteria for total relative shareholder return for performance share awards for the three-year performance period of 2010 through 2012. Total shareholder return considers stock price growth as well as dividends.

2010-2012 Performance Criteria for Total Shareholder Return

(Relative to FTSE NAREIT U.S. Shopping Center Index)

Three Year Performance vs. Index	Performance Level	Multiple of Target	% of Opportunity Earned

+20%	Exceptional	2.0	100%

+10%	High	1.5	75%

+/- 3%	Target	1.0	50%

-10%	Threshold	0.5	25%

-20%	Minimum	0.0	0%

Our practice has been to determine the dollar amount of equity compensation that we want to provide and then to contingently grant the number of performance shares based on the stock price at the date of committee action. Due to the recent volatility of the stock market, the compensation committee determined to base the performance share grant in 2010 on the average closing price of our common stock during the month of January 2010. This avoided the possibility of distorting the number of shares awarded as a result of a significant one-day jump or drop in our stock price on the date of committee action. We also used the average closing price of our common stock during the month of January 2010 for restricted stock grants and stock rights awards issued to all employees, including our named executive officers.

Long Term Incentive: Restricted Shares / Stock Rights Awards

A restricted share award is a grant of stock that vests after certain conditions are met. Restricted shares are used to motivate and retain employees as well as promote employee stock ownership. The restricted share awards we are currently granting to most officers are “time-based” and vest equally over a four-year period. We refer to them as stock rights awards because we do not issue the shares until the vesting conditions have been satisfied. Historically, we make time-based stock rights awards to officers below the named executive officer level, because we want the equity compensation of our named executive officers to be tied primarily to specific performance objectives. However, the recent economic turbulence prompted our peers to increase the use of restricted stock to address concerns over retention, stock price volatility and limited ability to set goals. We made time-based stock rights awards to our named executive officers in 2010 in order to more closely align our compensation practices with our peer group. These restricted shares vest annually over four years and comprised 40% of target long-term incentives in 2010 for Messrs. Stein, Smith and Johnson and 50% of target long-term incentives in 2010 for our managing directors.

Long Term Incentive: Stock Options

We currently do not use stock options as part of our compensation package. Our stock-based awards are full-value shares that vest based on goal-achievement and/or continued service. Since we grant fewer shares with these types of awards than we would have granted in the form of options, stock grants help us manage dilution that we would otherwise experience in granting options.

Some employees hold outstanding stock option grants awarded in prior years that expire as late as 2015. All stock options were granted with an exercise price equal to the stock’s fair market value at the date of grant. All stock options granted have ten-year lives and contain vesting terms of one to five years from the date of grant. All options that had dividend equivalent rights have expired.

Retirement: 401(k) & Profit-Sharing Plan

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, Regency sponsors a 401(k) plan pursuant to which Regency matches employee contributions at 100% up to $3,900 for 2010. In addition, the compensation committee has the right to approve additional contributions – including the obligation to make such contribution when our FFO goal is achieved.

For 2010, the compensation committee approved a discretionary profit-sharing contribution equal to 0.5% times Recurring FFO. The pool of funds is distributed pro-rata to all eligible employees based upon a salary cap of $50,000. We review our company match, employee participation levels and communication programs throughout the year to ensure that this benefit remains competitive with comparable companies as well as the national average.

Retirement: Non-Qualified Deferred Compensation Plan

We sponsor a non-qualified deferred compensation plan that allows senior executives and directors to defer compensation that would otherwise be paid. The plan gives eligible employee participants who would otherwise be limited by federal law in the amounts they could contribute to our 401(k) plan the ability to save beyond those limits by providing another savings vehicle. Our non-qualified deferred compensation plan works together with the qualified 401(k) plan to assist executives in building a foundation for their retirement. We believe this is an attractive benefit for highly paid employees and that most companies offer executives some type of executive retirement benefit above and beyond the qualified plan limits. We have the right to make contributions to the participants’ accounts, but we have never done so. See “Executive Compensation – Summary of Our Non-Qualified Deferred Compensation Plans” for additional information about this plan and a predecessor plan that we maintain.

Compensation on Termination of Employment

Each of our named executive officers has a severance and change of control agreement. We believe these agreements are important for retention purposes, as many companies with which we compete offer severance compensation, particularly in connection with a change of control. Accordingly, our named executive officers have the right to receive severance compensation if they are terminated without cause or they leave for good reason while the agreement is in effect. If such termination occurs within two years after a change of control, enhanced severance compensation, including the vesting of unvested equity awards, is provided. We believe that such compensation gives our named executive officers incentive (1) to stay with the company despite the possibility of losing employment after a change of control and (2) to focus on obtaining the best possible value for shareholders in a change of control transaction.

The severance amount payable to each executive officer is a specified multiple of the sum of the officer’s annual base salary and average annual cash bonus paid during the past three years. In addition, the executive officer is entitled to continue participating in our health plans during the severance period. With respect to qualifying terminations occurring prior to a change of control, the severance multiple is 1.5 and the severance period is 18 months for each of Messrs. Stein, Smith and Johnson, and the severance multiple is 1 and the severance period is 12 months for each of Messrs. Delatour and Thompson. With respect to qualifying terminations occurring on or after a change of control, the severance multiple is 3.0 and the severance period is 36 months for Mr. Stein, and the severance multiple is 2.0 and the severance period is 24 months for Messrs. Smith, Johnson, Delatour and Thompson. In 2010, the severance and change of control agreements were amended in certain respects effective January 1, 2011, as described under “Compensation Changes for 2011” below.

Our severance and change-of-control agreements provide for severance using a “double trigger,” i.e., severance is payable only if a change of control occurs and the officer is terminated without cause or leaves for good reason within two years after the change of control. The agreements make the vesting/cash out of equity awards subject to a double trigger where practical, with the exceptions being when Regency or any surviving entity cease to be a public company, in which case unvested options and stock rights awards are cashed out and performance shares are cashed out at the exceptional level on a deferred basis (through the original performance period, with interest). For all officers, their change-of-control compensation is limited to just below that which would otherwise trigger excise taxes for “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code. For additional information on compensation on termination of employment, including death, disability and retirement, see “Executive Compensation – Compensation on Termination of Employment.”

Compensation Changes for 2011

Base salaries for 2011 for the named executive officers will be increased so that their collective base salaries will continue to be within a range around the competitive media of our peer group. In 2011, base salaries will be $706,000 for Mr. Stein, $515,000 for Mr. Smith, $410,000 for Mr. Johnson, $360,000 for Mr. Delatour and $360,000 for Mr. Thompson.

The compensation committee has determined that Recurring FFO per share will be used again for determining the annual cash incentive for our executive officers in 2011. The annual cash incentive for Messrs. Stein, Smith and Johnson will be based solely on Recurring FFO per share. The annual cash incentive for our managing directors will be a combination of metrics: Recurring FFO per share, Growth in Regional EBITDA and Regional Annualized NOI Growth.

The compensation committee believes Growth in Regional EBITDA is an appropriate metric to incentivize our managing directors to grow their region’s EBITDA, and Regional Annualized NOI Growth is an appropriate metric to incentivize our managing directors for beneficial actions that may be taken later in our fiscal year.

Long term incentives awarded to Messrs. Stein, Smith and Johnson will be solely performance shares that are based on total shareholder return relative to the FTSE NAREIT U.S. Shopping Center Index. The terms of the performance shares are comparable to those granted in 2010, i.e., the vesting of which is based on relative total shareholder return versus the FTSE NAREIT U.S. Shopping Center Index. However, the floor for the range for target performance has been increased. Long term incentives awarded to our managing directors will be a combination of performance shares based on total shareholder reform relative to the FTSE NAREIT U.S. Shopping Center Index, Regional EBITDA and Regional Annualized NOI Growth.

Effective January 1, 2011, the severance and change of control agreements for our executive officers were amended. All of the agreements were amended to provide that, in lieu of allowing executives to continue participating in our health plans during the severance period, we would pay an additional cash severance payment upon the executive’s qualifying termination in an amount equal to the COBRA premiums the executive would be required to pay to continue his or her health plan coverage during such severance period. We also amended all of the agreements to subject the severance payments to recoupment as required by any recoupment policy approved by our Board of Directors. The severance and change of control agreement for Mr. Smith was also amended to increase the severance multiple and severance period applicable upon his qualifying termination on or after a change of control from 2.0 to 3.0 and from 24 months to 36 months, respectively, and to eliminate the Code Section 280G tax gross-up provisions.

Stock Ownership Policy

Our board of directors has adopted a stock ownership policy for our senior officers and outside directors in order to encourage them to focus on creating long-term shareholder value. The policy sets stock ownership targets for officers as a multiple of base salary.

Position	Multiple of Base Salary

Chief Executive Officer	5x

Chief Operating Officer	4x

Chief Financial Officer	3x

Managing Directors	2x

Senior Vice Presidents	1x

The target for outside directors is five times their annual retainer fees (exclusive of fees for committee service or attendance fees). The targets are to be achieved by directors and executive officers over a five-year accumulation period. The stock ownership policy also requires the chief executive officer, the president and chief operating officer, the chief financial officer, our managing directors and members of our board of directors to retain 25% of the shares they receive as direct compensation (on a pre-tax basis) after being hired, promoted or elected into such positions so long as they remain an officer or director. Stock received in lieu of cash for board fees is not subject to the retention requirement. The retention requirement for managing directors and senior vice presidents began January 1, 2011. The retention requirement only applies to senior vice president until the senior vice president meets his or her stock ownership target.

Other Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under securities laws. Other than a clawback feature for the Company’s additional value creation incentive that our managing directors participate in, the compensation committee has not adopted any additional forfeiture provisions for incentive compensation.

Because all of our employees are employed by our operating partnership and not by Regency itself, we believe we are not subject to Section 162(m) of the Internal Revenue Code,

which limits the deductibility of compensation paid by corporations to executives named in their summary compensation tables to the extent it exceeds $1 million per executive. Further, since we have elected to qualify as a REIT under the Internal Revenue Code of 1986, we generally will not be subject to federal income tax. Thus, the deduction limit contained in Section 162(m) of the Internal Revenue Code for compensation paid to CEOs and certain other executive officers of public companies is not material to the design and structure of our executive compensation program.

COMPENSATION COMMITTEE REPORT

For the year ended December 31, 2010, the compensation committee reviewed and discussed the compensation discussion and analysis with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement.

John C. Schweitzer, Chairman

C. Ronald Blankenship

A. R. Carpenter

Douglas S. Luke

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below:

Name	Age	Position

Martin E. Stein, Jr.	58	Chairman of the Board and Chief Executive Officer

Brian M. Smith	56	President and Chief Operating Officer

Bruce M. Johnson	63	Executive Vice President and Chief Financial Officer

Dan M. Chandler, III	43	Managing Director - West

John S. Delatour	51	Managing Director - Central

James D. Thompson	56	Managing Director - East

For information with respect to Messrs. Stein, Smith and Johnson, please see the information about the members of our board of directors on the preceding pages.

Dan M. Chandler, has been our Managing Director – West since August 2009. From August 2007 to April 2009 Mr. Chandler was a principal with Chandler Partners, a private commercial and residential real estate developer in Southern California. During 2009 Mr. Chandler was also affiliated with Urban|One, a real estate development and management firm in Los Angeles. Mr. Chandler was a Managing Director for us from 2006 to July 2007, Senior Vice President of Investments from 2002 to 2006, and Vice President of Investments from 1997 to 2002.

John S. Delatour, has been our Managing Director – Central since 1999. Mr. Delatour was Managing Director of Pacific Retail Trust from June 1996 until its merger with Regency in 1999. Prior to joining Pacific Retail Trust, Mr. Delatour was Senior Vice President of Retail Operations for Lincoln Property Company where he was responsible for management, leasing and development for Texas, Oklahoma, Georgia and Florida.

James D. Thompson, has been our Managing Director – East since our initial public offering in 1993. Prior to that time, Mr. Thompson served as Executive Vice President of our predecessor real estate division from 1981.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our chief executive officer, our chief financial officer and the three other most highly compensated executive officers for 2010 and, for those executive officers who were named in the 2010 and 2009 proxy statements, for fiscal year 2009 and 2008. The amounts reported for stock awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on Regency’s performance, stock price and continued employment.

SUMMARY COMPENSATION TABLE FOR 2010

Name and Principal Position	Year	Salary	Stock Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Martin E. Stein, Jr.	2010	$686,000	$1,822,400		$1,056,000	$13,919	$3,578,319
Chairman and Chief Executive Officer	2009	$660,000	$1,413,000		$300,000	$14,208	$2,387,208
	2008	$660,000	$2,604,000		$—	$14,122	$3,278,122

Brian M. Smith	2010	$500,000	$1,072,000		$733,000	$16,437	$2,321,437
President and Chief Operating Officer	2009	$400,000	$1,597,800	(3)	$225,000	$13,717	$2,236,517
	2008	$366,000	$2,000,000		$—	$390,228	$2,756,228

Bruce M. Johnson	2010	$400,000	$857,600		$542,500	$20,787	$1,820,887
Executive Vice President and Chief Financial Officer	2009	$376,000	$753,600		$175,000	$46,764	$1,351,364
	2008	$376,000	$1,116,000		$—	$52,356	$1,544,356

James D. Thompson	2010	$340,000	$535,860		$711,000	$13,919	$1,600,779
Managing Director

John S. Delatour	2010	$350,000	$550,275		$605,000	$11,159	$1,516,434
Managing Director

(1)

The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards and performance-based and market-based performance share awards.

2010 Stock Awards: We determined the grant date fair value of the time-based restricted stock awards based upon the average stock price in January 2010 of $35.26. The goals for performance awards granted in 2010 are entirely market-based. We use a Monte Carlo simulation model to value market-based awards, i.e., for performance awards tied to total relative shareholder return. Our model estimates the fair value of the award based on our data and that of the FTSE NAREIT U.S. Shopping Center Index. The 2010 awards assumed (a) stock price volatility of 66.4% for Regency and 62.0% for the index, (b) risk-fee interest rates of 1.41%, (c) Regency’s beta versus the index of 1.027, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued in 2010 were valued using the Monte Carlo model at $19.23 per share.

2009 Stock Awards: The goals for awards granted in 2009 are entirely market-based, whereas a portion of the awards in 2008 is market-based and a portion is performance-based. The 2009 awards assumed (a) stock price volatility of 53.3% for Regency and 50.1% for the index, (b) risk-fee interest rates of 1.37%, (c) Regency’s beta versus the index of 1.02, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued in 2009 were valued using the Monte Carlo model at $16.49 per share.

2008 Stock Awards: The goals for awards granted in 2008 are both market-based and performance-based. The 2008 awards assumed (a) stock price volatility of 22.7% for Regency and 21.6% for the index, (b) risk-fee interest rates of 2.23%, (c) Regency’s beta versus the index of 0.960, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued in 2008 were valued using the Monte Carlo model at $27.79 per share. For performance-based awards, we calculated the grant date fair values based on the probable outcome of performance versus goal at the time of grant. The values were calculated using the stock price at grant times the number of shares that will be awarded if actual performance during the applicable performance period is consistent with the probable performance determined as of the grant date.

Of the awards held by Mr. Stein and Mr. Johnson, two-thirds are performance-based based on an average FFO per share growth rate and one-third are market-based based on total relative shareholder return; both covering a three-year period 2008 – 2010. Of the awards held by Mr. Smith, 77% are performance-based on average FFO per share growth rate and investment group performance and 23% are based on total relative shareholder return. Based on the Company’s performance as of December 31, 2010, only 60% of the stock awards based on total relative shareholder return were earned and no amounts were earned related to performance-based awards.

The values of the performance-based awards at the time of grant, assuming maximum performance, are outlined in the table below.

2008 PERFORMANCE-BASED PERFORMANCE SHARE AWARDS

Name	Value at Threshold Level	Value at Target Level	Value at Maximum Level	Actual Amount Earned

Mr. Stein(*)	$542,500	$1,085,000	$2,170,000	$—

Mr. Smith(*)	$232,500	$465,000	$930,000	$—

Mr. Smith(**)	$200,000	$300,000	$600,000	$—

Mr. Johnson(*)	$232,500	$465,000	$930,000	$—

Note: Performance shares per the 2008 incentive plan are priced at $63.26.

(*)	Based upon 2008-2010 Annualized FFO/Share Growth Rate

(**)	Based upon 2008-2010 Performance Criteria for Realized Value for 2008 Developments and Acquisitions

(2)	The amounts in this column for 2010 consist of the following for each executive: (a) a $6,985 contribution to our 401(k) and profit sharing plan, and (b) a $1,000 Christmas bonus, plus:

Named Executive Officer	Life Insurance Premiums	Dividend Equivalents on Stock Option Awards Not Previously Expensed(i)	NetJet Taxable Income(ii)
Mr. Stein	$5,934	$—	$—
Mr. Smith	$5,934	$—	$2,518
Mr. Johnson	$9,108	$3,694	$—
Mr. Thompson	$5,934	$—	$—
Mr. Delatour	$3,174	$—	$—

(i)

Some, but not all, options earn dividend equivalent units (DEUs) that vest at the same rate as the underlying options. Vested DEUs are distributed annually based on the per share dividends on our common stock, less the average dividend rate of the S&P 500 on the original option grant date. The amounts in this column represent DEUs vested and distributed during 2010 on stock options awarded before January 1, 2005, when we began expensing stock option grants under FASB ASC Topic 718. We pay DEUs in common stock. Therefore, the amounts shown are based on the closing price of our common stock on the date of the distribution. The amounts in this column do not include DEUs distributed on stock options or stock rights awards that we have expensed under FASB ASC Topic 718, because the value of the DEUs has already been taken into account in determining and reporting grant date fair value of those options and stock rights awards under FASB ASC Topic 718.

(ii)

From time to time, we will charter a plane through NetJets in order for officers to attend business related meetings or functions. On one trip, because additional seats were available, two family members of Mr. Smith accompanied him on the aircraft.

(3)	The amount for Mr. Smith in 2009 also includes a $750,000 restricted stock grant that vests over four years. This grant was made in connection with his promotion in February 2009 to President.

Grants of Plan-Based Awards

Cash incentive awards under our 2010 incentive plan were based on Recurring FFO per share and Regional EBITDA during the year ended December 31, 2010. Cash incentive awards based on Recurring FFO per share were earned at a level just below the high performance level under the 2010 incentive plan. The cash payout based on Recurring FFO per share was at 1.47 times the target level. Cash incentive awards based on Regional EBITDA were earned at a level above the high performance level for Mr. Delatour and at a level above target for Mr. Thompson under the 2010 incentive plan. The cash payout based on Regional EBITDA was at 1.16 times the target level for Mr. Thompson and 1.61 times the target level for Mr. Delatour. Due to the actual growth of EBITDA in Mr. Thompson’s region relative to the EBITDA growth in our other two regions, Mr. Thompson earned an additional $95,000 as a discretionary adjustment under the 2010 incentive plan. Mr. Thompson was awarded a further $129,000 under our value creation incentive.

Equity awards that may be earned under our 2010 incentive plan are issuable under our Long-Term Omnibus Plan. Our 2010 incentive plan provides for the issuance to our named executive officers of both restricted shares that are time-based awards that vest annually over four years and performance share awards that are based on specified thresholds for total relative shareholder return during 2010 through 2012.

Each performance share award provides for a specific number of shares depending on the extent to which the performance levels are achieved. No performance shares will be earned if the minimum performance levels are not achieved. Any earned share awards will vest immediately. Dividend equivalents will vest when the underlying share award vests and will be paid in shares, as if dividends paid on unvested shares at the same rate as paid on our common stock were reinvested annually. The performance criteria are set forth above under “Compensation Discussion and Analysis.” Any earned award will vest on February 2, 2013 and be paid in shares.

The following table sets forth information about plan-based awards granted to our named executive officers during 2010, all of which were made under our 2010 incentive plan. We did not grant any options to our named executive officers during 2010. The line items consist of the following:

—	the first line item represents the range of possible cash pay-outs based on Recurring FFO per share during the year ended December 31, 2010;

—	the second line represents the shares of each restricted stock grant;

—	the third line item represents the range of possible performance shares to be earned based on 2010-2012 total relative shareholder return; and

—	the fourth line, if applicable, represents the range of possible cash payouts based on Regional EBITDA during the year ended December 31, 2010.

GRANTS OF PLAN BASED AWARDS DURING 2010

Name	Grant Date of Equity Incentive Plan Awards		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Stein	02/02/2010	(1)	$360,000	$720,000	$1,440,000	—	—	—	—	—
	02/02/2010		—	—	—	—	—	—	19,285	$680,000
	02/02/2010		—	—	—	14,464	28,928	57,856	—	$1,142,400	(5)
Mr. Smith	02/02/2010	(1)	$250,000	$500,000	$1,000,000	—	—	—	—	—
	02/02/2010		—	—	—	—	—	—	11,344	$400,000
	02/02/2010		—	—	—	8,508	17,016	34,033	—	$672,000	(5)
Mr. Johnson	02/02/2010	(1)	$185,000	$370,000	$740,000	—	—	—	—	—
	02/02/2010		—	—	—	—	—	—	9,075	$320,000
	02/02/2010		—	—	—	6,807	13,613	27,226	—	$537,600	(5)
Mr. Thompson(6)	02/02/2010	(1)	$76,000	$152,000	$304,000	—	—	—	—	—
	02/02/2010		—	—	—	—	—	—	9,163	$323,060
	02/02/2010		—	—	—	2,694	5,389	10,777	—	$212,800	(5)
	02/02/2010	(2)	$114,000	$228,000	$456,000	—	—	—	—	—
Mr. Delatour	02/02/2010	(1)	$78,000	$156,000	$312,000	—	—	—	—	—
	02/02/2010		—	—	—	—	—	—	9,412	$331,875
	02/02/2010		—	—	—	2,765	5,530	11,061	—	$218,400	(5)
	02/02/2010	(2)	$117,000	$234,000	$468,000	—	—	—	—	—

(1)

The amounts shown in these three columns represent the range of possible cash incentive awards that could have been earned under our 2010 incentive plan for our Recurring FFO per share performance in 2010. The amounts earned were between target and maximum amounts.

(2)

The amounts shown in these three columns represent the range of possible cash incentive awards that could have been earned under our 2010 incentive plan for Regional EBITDA performance in 2010. The amounts earned were between target and maximum amounts.

(3)

The amounts shown in these three columns represent the range of stock awards that may be earned, together with dividend equivalents, under our 2010 incentive plan for performance during 2010 through 2012. The amounts are based upon the actual grant price of $35.26 which was the average closing price for the month of January 2010. Any earned award, together with dividend equivalents on the earned awards, will vest on February 2, 2013 and be paid in shares. For additional information, see “Compensation Discussion and Analysis.”

(4)	The amount shown represents restricted stock grants that vest over four years.

(5)

Since the goals for these awards are entirely market-based, we use a Monte Carlo simulation model to value them. Our model estimates the fair value of the award based on our data and that of the FTSE NAREIT U.S. Shopping Center Index. The 2010 awards assumed (a) stock price volatility of 66.4% for Regency and 62.0% for the index, (b) risk-fee interest rates of 1.41%, (c) Regency’s beta versus the index of 1.027, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, these awards were valued using the Monte Carlo model at $19.23 per share.

(6)

Mr. Thompson also received a cash payment of $129,000 under our value creation incentive. This plan does not have thresholds, targets or maximums since it is based upon a percentage of value created in a specified manner.

Outstanding Equity Awards

The following table sets forth information about outstanding equity awards held on December 31, 2010 by our named executive officers. The amounts include unvested dividend equivalent units earned as of December 31, 2010.

In addition to the vesting provisions described in notes to the table below:

—

There will be accelerated vesting for unvested stock options and stock awards upon termination of employment without cause or for good reason within two years following a change of control, as defined in change of control agreements.

—

In the event of a change of control as a result of which Regency or the successor corporation in a business combination is not a public company, (1) all stock options and restricted stock or stock rights awards that vest based on continued employment will vest in full and be cashed out, based on the fair market value of our common stock immediately before the change of control, and (2) because performance criteria may no longer be meaningful as a result of the change of control, performance share awards will be converted to the right to receive a cash payment (based on such fair market value), plus interest at the prime rate, adjusted annually, at the end of the performance period, provided that the executive remains employed through that date.

—

Stock options and stock rights awards that vest based on continued employment will vest in full on death or disability, and the executive (or his or her estate) will remain eligible to receive performance shares, subject to satisfaction of the performance goals over the remainder of the performance period, as if the executive remained employed.

See “ – Compensation on Termination of Employment.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Stein	125,723	—	$51.36	01/17/15	20,251	$855,402	61,274	(3)	$2,588,214
							86,320	(4)	$3,646,157
							60,755	(5)	$2,566,291

Mr. Smith	11,355	—	$51.36	01/17/15	31,046	$1,311,383	37,556	(3)	$1,586,365
							51,792	(4)	$2,187,694
							35,738	(5)	$1,509,573
Mr. Johnson	40,203	—	$51.36	01/17/15	10,069	$425,315	26,261	(3)	$1,109,265
							46,037	(4)	$1,944,603
							28,590	(5)	$1,207,642
Mr. Thompson	19,840	—	$51.36	01/17/15	19,219	$811,811	23,869	(3)	$1,008,227
							7,193	(4)	$303,832
							11,317	(5)	$478,030
Mr. Delatour	2,557	—	$26.40	12/14/11	22,374	$945,078	14,275	(3)	$602,976
	1,962	—	$41.65	12/14/11			7,193	(4)	$303,832
	1,904	—	$43.50	12/14/11			11,615	(5)	$490,618
	1,726	—	$54.05	12/14/11
	46,453	—	$51.36	01/17/15

(1)

The amounts in this column have been computed based on the closing price of our common stock on December 31, 2010, the last business day of the year ($42.24), and include unvested dividend equivalent units as of that date. The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest and the actual number of shares that vest.

(2)	These stock rights awards vest as follows:

Mr. Stein (#)	Mr. Smith (#)	Mr. Johnson (#)	Mr. Thompson (#)	Mr. Delatour (#)	Vesting Dates

			1,972	1,972	100% on January 13, 2011

	1,302	539	210		100% on January 29, 2011

	1,647		941	1,412	50% per year on February 4, 2011 and 2012

	16,185		6,474	9,107	33.33% per year on February 3, 2011, 2012 and 2013

20,251	11,912	9,530	9,622	9,883	25% per year on February 2, 2011, 2012, 2013 and 2014

(3)

These shares represent the maximum possible awards available on December 31, 2010 under our 2008 incentive plan based on performance during 2008 through 2010. Of the awards held by Mr. Stein and Mr. Johnson, two-thirds are based on average FFO-per share growth rate and one-third are based on total relative shareholder return. Of the awards held by Mr. Smith, 47% are based on average FFO-per share growth rate, 23% are based on total relative shareholder return and 30% are based on the performance of our investment group. Of the awards held by Mr. Thompson, 21% are based on average FFO-per share growth rate and 79% are based on his region’s investment performance. Of the awards held by Mr. Delatour, 44% are based on average FFO-per share growth rate and 56% are based on NOI growth. Based on the Company’s performance as of December 31, 2010, only 60% of the stock awards based on total relative shareholder return were earned. The amounts earned by the named executive officers, including accumulated dividends, are as follows:

Mr. Stein	12,255 shares

Mr. Smith	5,252 shares

Mr. Johnson	5,252 shares

All other stock awards were forfeited.

(4)	These shares represent the maximum possible awards available on December 31, 2010 under our 2009 incentive plan based 100% on total relative shareholder return during 2009 through 2011.

(5)	These shares represent the maximum possible awards available on December 31, 2010 under our 2010 incentive plan based 100% on total relative shareholder return during 2010 through 2012.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table sets forth information about the exercise of options by our named executive officers and the vesting of their stock rights awards in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)(2)

Martin E. Stein, Jr.	—	$—	20,946	$726,002	(3)

Brian M. Smith	—	$—	19,126	$662,911

Bruce M. Johnson	—	$—	9,535	$330,498

James D. Thompson	—	$—	8,600	$298,066	(3)

John S. Delatour	—	$—	9,365	$324,580

(1)	The shares in this column include dividend equivalents issued in shares at the same time that the underlying shares vested.

(2)	The amounts in this column have been computed based on the closing price of our common stock on the vesting date.

(3)	Of the amount in this column, Mr. Stein has deferred $363,001 and Mr. Thompson has deferred $34,668 under our 2005 non-qualified deferred compensation plan based upon our vesting price of $34.66.

Summary of Our Non-Qualified Deferred Compensation Plans

We do not have any defined benefit pension plans. However, we maintain two non-qualified deferred compensation plans that permit directors and a select group of management or other highly compensated employees designated by the compensation committee of our board of directors to defer compensation they receive from us, in accordance with procedures established by the committee under the plan. We also may make matching contributions to participant accounts but have never done so. We established the second of the two plans in 2005 to comply with changes made to the Internal Revenue Code, including the addition of Code Section 409A. We require that all contributions be made to the 2005 plan since its establishment, but we continue to maintain the old plan for contributions made to it before we established the 2005 plan. Otherwise, the provisions of the two plans are nearly identical.

Deferral elections must be made before the calendar year to which they relate and remain effective for the entire calendar year. Employees must defer a minimum of $25,000 of base salary or incentive compensation, as the case may be. All types of compensation may be deferred under the 2005 plan other than compensation from the exercise of stock options. The old plan permitted the deferral of compensation from the exercise of stock options.

We maintain a separate account for each participant in each plan and credit the participant’s contributions to the account. Each account is adjusted for investment gains and losses determined by assuming that the account is invested, in the percentages designated by the participant, in hypothetical investment options offered under the plans, including shares of our common stock. These hypothetical investment options are the same options that we offer under our 401(k) and profit sharing plan to all eligible employees. However, participants in the deferred compensation plans have no right to require that the plan invest in the investments they designate. Rather, investment gains and losses on the hypothetical investment options serve as the method of measuring the total amount of our obligation to the participant under the plans. We also maintain a so-called rabbi trust to hold funds set aside under the plan, although the assets of the trust are subject to the claims of our creditors in the event of our insolvency or bankruptcy.

Participant contributions under the plans are fully vested upon contribution. Amounts deferred under the plans, as adjusted for earnings, are not subject to income tax until actually paid to the participant. Participants will receive distributions of their account balances on (1) death, (2) disability, (3) termination of employment (subject to any deferral required by Section 409A of the Internal Revenue Code), or (4) the date elected in advance by the participant. Payments to a participant can be made either in a lump sum payment on the applicable distribution date or in annual installments over two to ten years beginning on the applicable distribution date. We make distributions in cash, except for account balances deemed invested in our common stock, in which case, we make the distributions in shares.

The following table sets forth information about participation by our named executive officers in our deferred compensation plans.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2010

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

Martin E. Stein, Jr.	$347,645	(4)	$—	$827,771	$—	$3,881,672

Brian M. Smith	$—		$—	$432,103	$—	$2,321,723

Bruce M. Johnson	$—		$—	$—	$—	$—

James D. Thompson	$33,208	(4)	$—	$1,109,786	$—	$9,664,019

John S. Delatour	$—		$—	$8,235	$—	$39,292

(1)	We have the right to make, but have never made, matching contributions.

(2)	Earnings or losses on non-qualified deferred compensation do not appear in the summary compensation table because they are not deemed above market.

(3)

The aggregate balance for Mr. Stein has been reported in the summary compensation table in prior years’ proxy statements. The aggregate balance for Mr. Smith has not been reported in the summary compensation table in prior years’ proxy statements because his contributions were made before he became a “named executive officer” and included in our proxy statement disclosures.

(4)

The entire amount contributed in 2010 is reported as compensation in the summary compensation table and consists of the fair value of stock rights awards that vested in 2010, less applicable FICA taxes and is based upon our closing stock price of $33.68 at the date of contribution.

Compensation on Termination of Employment

We entered into amended and restated severance and change of control agreements with each of our named executive officers as of January 1, 2011. The agreements expire on December 31, 2013 and automatically renew for successive additional three-year terms unless either party gives written notice of non-renewal within 90 days before the end of the current term. The following describes the compensation that will be payable to our named executive officers on termination of employment under these agreements.

If we terminate the executive without cause or the executive terminates his or her employment for good reason, in either case other than in connection with a change of control, the named executive officer will receive a cash payment equal to a specified multiple (set forth in the table below) of the sum of his or her annual base salary, his or her average annual cash bonus during the past three years, and the annual COBRA premiums the executive would be required to pay to continue health plan coverage under our health plans. We will pay this amount in a lump sum within 60 days after the executive’s separation from service, subject to deferral required by Section 409A of the Internal Revenue Code if payments over the first six months would exceed $450,000.

If the executive retires for other than good reason and gives us a specified number of years of advance notice before retiring, or if the executive dies or terminates employment because of disability, all unvested stock options or stock rights awards that vest based on continued employment will vest immediately on the date of such retirement or termination. In the case of retirement or death, the executive’s stock options will remain outstanding for three years from the date of termination of employment, and in the case of termination due to disability, the executive’s stock options will remain outstanding for one year from the date of termination of employment, or, in either case, the earlier date the options expire by their terms. The executive will remain eligible to receive performance shares awarded under our equity incentive plans before his or her termination if we achieve the stated performance goals during the remainder of the performance period, as if the executive’s employment had not terminated. To qualify for these benefits on retirement, the executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give us the required number of years of advance notice of retirement.

In the event of a change of control and termination of the executive by us without cause or by the executive for good reason within two years after the change of control, the specified multiple used to determine the executive’s aggregate severance benefits will increase to the multiple set forth in the table below. In addition, all unvested stock options or stock rights awards will vest immediately. Unearned performance shares also will vest in full. If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, the payments will be scaled back until they are no longer subject to excise tax.

The severance and change of control agreements require each executive officer to sign a general release of claims against us as a condition of receiving the severance payment.

The definition of “cause” includes:

—	conviction of a felony;

—	a material breach of the agreement or our policies and procedures and failure to cure the breach, if capable of cure, within 30 days after written notice by us of the breach;

—	willful or gross misconduct or willful or gross negligence in the performance of the executive’s duties;

—	fraud, misappropriation or embezzlement; or

—

failure to meet the reasonable expectations of management regarding the performance of the executive’s duties or engaging in conduct that could reasonably be expected to harm our reputation and failure to cure such conduct, if capable of cure, within 30 days after written notice by us of the conduct.

The definition of “good reason” tracks the definition in regulations under Section 409A of the Internal Revenue Code and includes the following, if the executive has given written notice of the condition within 90 days of its occurrence and the condition remains in effect for 30 days after the notice:

—	a material diminution in the authority, duties or responsibilities of the executive;

—	a material diminution in the executive’s base compensation;

—	a material diminution in the budget over which the executive retains authority;

—	a material change in the geographic location at which the executive must perform his or her duties; or

—	any other action or inaction by us that constitutes a material breach of the agreement or any other agreement pursuant to which the executive provides services to us.

The definition of “change of control” tracks the definition in regulations under Section 409A of the Internal Revenue Code and includes:

—	the acquisition of our stock as a result of which any person or group owns more than 50% of the total fair market value of our stock (subject to limited exceptions);

—	the acquisition of our voting securities over a period of 12 months as a result of which any person or group owns at least 30% of the total voting power of our stock (subject to limited exceptions);

—	a majority of our board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the board prior to the date of the appointment or election;

—

the acquisition over a period of 12 months as a result of which any person or group has acquired assets from us having a total gross fair market value of more that 50% of the total gross fair market value of all our assets immediately before the acquisition (subject to limited exceptions).

For one year after termination of employment for any reason, the executive is prohibited from:

—	directly or indirectly soliciting (1) any of our employees to leave Regency or (2) any prospective employees negotiating with Regency on the date of termination to cease negotiations; or

—

directly or indirectly soliciting our tenants or other parties to terminate lease, joint venture, acquisition, business combination or development contracts to which we were a party on the date of termination, or soliciting prospects with whom we were actively conducting negotiations for a lease, joint venture, acquisition, business combination or development project on the date of termination of employment (unless the executive was not aware of the negotiations).

The agreements also require the executive to provide consulting services to us for up to 20 hours a month during the six months after any termination of employment and requires the executive to maintain the confidentiality of our confidential information.

The agreements do not contain any provision for waiving a breach of the non-solicitation, confidentiality or consulting obligations described above.

The following table illustrates the additional compensation that we estimate would be payable to each of our named executive officers on termination of employment under each of the circumstances describe above, assuming the termination occurred on December 31, 2010 and that the amended and restated agreements were in effect on that date. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

ESTIMATED ADDITIONAL COMPENSATION TRIGGERED BY TERMINATION OF EMPLOYMENT IF TERMINATED ON THE LAST BUSINESS DAY OF 2010(1)

Name	Salary and Cash Bonus (Multiple)		Salary and Cash Bonus(2)	Health Benefits(3)	Early Vesting of Stock Awards		Total

Termination by Regency Without Cause or by the Executive for Good Reason:

Martin E. Stein, Jr.	(1.5x	)	$2,698,125	$10,264	—		$2,708,389

Brian M. Smith	(1.5x	)	$2,118,875	$15,146	—		$2,134,021

Bruce M. Johnson	(1.5x	)	$1,443,750	$10,264	—		$1,454,014

James D. Thompson	(1.0x	)	$1,479,653	$10,097	—		$1,489,751

John S. Delatour	(1.0x	)	$1,386,402	$6,281	—		$1,392,683

Non-Qualifying Retirement:

Martin E. Stein, Jr.	—		—	—	—		—

Brian M. Smith	—		—	—	—		—

Bruce M. Johnson	—		—	—	—		—

Qualifying Retirement, Death or Disability:

Martin E. Stein, Jr.	—		—	—	$855,410	(4)	$855,410

Brian M. Smith	—		—	—	$1,311,400	(4)	$1,311,400

Bruce M. Johnson	—		—	—	$425,295	(4)	$425,295

James D. Thompson	—		—	—	$811,830	(4)	$811,830

John S. Delatour	—		—	—	$945,094	(4)	$945,094

Change of Control:

Martin E. Stein, Jr.	(3.0x	)	$4,340,250	$20,529	$9,656,072		$14,016,851

Brian M. Smith	(2.0x	)	$2,580,833	$20,195	$6,595,033		$9,196,061

Bruce M. Johnson	(2.0x	)	$1,744,167	$13,686	$4,686,804		$6,444,656

James D. Thompson	(2.0x	)	$2,248,307	$20,195	$2,601,919		$4,870,420

John S. Delatour	(2.0x	)	$2,167,803	$12,562	$2,342,520		$4,522,886

(1)

The table does not reflect the severance and change of control agreements for our executive officers that became effective as of January 1, 2011. The value of equity awards that vest early is based on the closing price of our common stock on December 31, 2010. The table does not include amounts payable under our non-qualified deferred compensation plans, which are described above under “ – Summary of Our Non-Qualified Deferred Compensation Plans.” Year-end accrued account balances under these plans are shown in the non-qualified deferred compensation table included elsewhere in this proxy statement. The table also does not include account balances under our 401(k) and profit sharing plan, in which our executives participate on the same basis as all other participants.

(2)

Cash bonus has been computed based on cash incentive compensation paid in 2007, 2008 and 2009 (the three years preceding the date of termination) plus the portion of the bonus earned for 2010 performance.

(3)	Medical, hospitalization, dental and vision payments have been estimated based on Regency’s portion of the insurance premiums at current rates for the entire coverage period.

(4)	The amounts shown do not include performance shares that would vest in 2011, 2012 or 2013 to the extent that we achieve the stated performance goals for those years.

RELATED PARTY TRANSACTIONS

The nominating and corporate governance committee has adopted written policies and procedures for the committee to review and approve or ratify related party transactions. These transactions include:

—	transactions that must be disclosed in proxy statements under SEC rules, and

—

transactions that potentially could cause a non-employee director to cease to qualify as an independent director under New York Stock Exchange listing requirements or the ratings criteria of organizations such as RiskMetrics.

Transactions that are deemed immaterial under applicable disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with an entity with which a Regency director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the entity’s total annual revenues.

Criteria for committee approval or ratification of a related party transaction include, in addition to factors that the committee otherwise deems appropriate under the circumstances:

—	whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party; and

—

in the case of a non-employee director, whether the transaction would disqualify the director from (1) being deemed independent under New York Stock Exchange listing requirements or (2) from serving on the audit committee, compensation committee or nominating and corporate governance committee under New York Stock Exchange and other regulatory requirements.

There have been no related party transactions since January 1, 2010 required to be disclosed under SEC rules other than the retention of Kennerly Lamishaw & Rossi LLP for legal services. We paid $706,000 to Kennerly Lamishaw & Rossi LLP in 2010. Anthony Rossi, a non-equity partner at Kennerly Lamishaw & Rossi, is the father-in-law to Brian Smith, our president and chief operating officer. Mr. Rossi is a salaried partner whose compensation is not tied to how much business is done with us. The nominating and corporate governance committee has approved the retention of Kennerly Lamishaw & Rossi LLP for legal services after determining that such services are rendered on terms no less favorable than terms generally available from other law firms.

PROPOSAL TWO:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

In connection with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are required to seek a shareholder advisory vote on executive compensation (commonly referred to as “say-on-pay”) every 1, 2 or 3 years. Our board has concluded that providing shareholders with an advisory vote on executive compensation each year will enhance shareholder communication by providing another avenue to obtain information on investor sentiment about our executive compensation philosophy, policies, and procedures.

Our board values and encourages constructive dialogue on compensation and other important governance topics with our shareholders. We believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Annual votes should help provide real-time and more direct feedback on the Company’s compensation practices.

You may vote for your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because the vote is advisory and not binding on the board of directors or us in any way, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by shareholders.

For the reasons above, our board believes providing shareholders with an advisory vote on executive compensation each year is appropriate and recommends a vote “for” a shareholder advisory vote on executive compensation each year.

PROPOSAL THREE:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis section in this proxy statement, we design our executive officer compensation programs to attract, motivate, and retain executives who are capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with shareholders by awarding incentives for the achievement of specific key objectives. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections.

The compensation committee continues to refine our executive compensation practices and policies consistent with evolving governance practices. We believe that the compensation actually received by our executives reflects our goal to align the interests of management with shareholders. We believe the following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:

—

In light of the Company’s financial performance, in 2008 the named executive officers did not receive annual incentive bonuses, the 2007-2009 and 2008-2010 long term incentive grants in the form of performance shares did not pay out for corporate FFO, investment value realized or NOI metrics, salaries for executive officers were generally frozen in 2009, and most options that were granted before the Company ceased granting options in 2005 remain “underwater,” meaning our stock price is less than the exercise price of the options.

—	We have aligned base salaries and target bonuses within a range around the market median in compensation with our peer group while providing for increased payouts at exceptional performance levels.

—

We have aligned our long-term incentives to be slightly above the market median in comparison with our peer group; in general our long-term incentives are payable based entirely on achieving goals (e.g., total shareholder return and FFO performance), with the exception being in 2010 during which a portion of our awards were issued based on service to help us retain our executive team during a period of global economic turmoil.

—

Our executives have severance agreements but not employment agreements. These agreements do not provide tax gross-ups and do not have single triggers in the event of a change-of-control, other than in the limited instance in which our stock is no longer publicly-traded following a change-of-control, in which case equity awards become vested and converted to a cash payment.

—	We do not offer pension plans for our executive officers or our other employees.

—	We have a stock ownership policy that requires our executive officers to own a significant multiple of their base salary and to retain a percentage of the shares subsequently awarded to them.

Although this advisory vote is non-binding, our board and compensation committee will review the voting results. To the extent there is any significant negative say-on-pay vote, we would consult directly with shareholders to better understand the concerns that influenced the vote. The board and compensation committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Our board of directors proposes that you indicate your support for our compensation philosophy, policies, and procedures and their implementation in fiscal year 2010 as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

Our board recommends a vote “for” approval of the following resolution:

RESOLVED, that the holders of common stock of Regency Centers Corporation approve the 2010 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

PROPOSAL FOUR:  APPROVAL OF THE REGENCY CENTERS CORPORATION

2011 OMNIBUS INCENTIVE PLAN

Background

We are seeking your approval on the adoption of the Regency Centers Corporation 2011 Omnibus Incentive Plan, which we refer to as the Omnibus Plan, providing for the grant of options and/or other stock-based awards to our officers, directors, employees and consultants. On March 8, 2011, our compensation committee approved the Omnibus Plan. Our board of directors has directed that it be submitted to our shareholders for approval at our annual meeting.

The Omnibus Plan being submitted under this proposal does not have any securities issued pursuant to it and no future issuances which may be awarded have been determined, approved or granted.

The Omnibus Plan includes the following features that protect the interests of our shareholders:

—	The Omnibus Plan will be administered with respect to employees and consultants by a compensation committee composed entirely of independent directors;

—	Exercise prices for stock options and stock-based awards under the Omnibus Plan must be at least 100% of fair market value on the grant date of the award;

—	Exercise prices for awards may not be decreased after the grant date and participants are prohibited from surrendering awards in exchange for an award with a lower exercise price;

—	No amendments may be made to the Omnibus Plan to materially increase the number of shares reserved for issuance under the stock plan without the approval of our shareholders; and

—	No awards may be issued retroactively.

2003 Long-Term Omnibus Plan

The Board of Directors currently grants stock-based awards to officers, directors, and other key employees under its 2003 Long-Term Omnibus Plan (“2003 Plan”). The 2003 Plan permits the grant of any type of stock-based award but limits non-option awards to no more than 2.75 million shares. At December 31, 2010, there were approximately 2,177,000 shares available for grant under the 2003 Plan, but only 735,000 of these shares were available to be issued in the form of restricted stock awards.

There have been no stock options granted during 2011 and no stock options were granted during 2010, 2009, and 2008. The following table summarizes outstanding stock options as of March 15, 2011:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Stock Options Outstanding	442,880	$51.85	3.3

During January 2011, we granted 247,521 shares of restricted stock in the form of time-based awards, performance-based awards and market-based awards from the 735,000 shares available under the 2003 Plan. The 2011 Grant consisted of 107,531 shares of time-based awards, and 139,990 shares of market-based and performance-based awards, assuming target levels are earned at the end of the performance period. Approximately 487,000 shares remain in the 2003 Plan subsequent to the 2011 stock grant. Upon shareholder approval of the 2011 Omnibus Incentive Plan, all remaining shares available in the 2003 Plan for any type of stock award will expire and no longer be available for future stock awards. There are no other equity plans that have shares available. At March 15, 2011, we had a total of 442,880 shares in the form of stock options and a total of 691,585 shares in the form of restricted stock for a total of 1,134,465 shares outstanding under the 2003 Plan that were unearned and unvested.

The following table reports time-based awards granted, and performance or market-based awards earned during 2010, 2009, and 2008:

	2010	2009	2008

Time-based awards granted	181,309	180,300	100,893

Performance-based awards vested	40,618	87,723	95,226

Marked-based awards vested	23,821	27,227	16,360

Total	245,748	295,250	212,479

If our shareholders approve the Omnibus Plan, we will cease issuing new awards under our existing Long-Term Omnibus Plan. Awards previously granted under the Long-Term Omnibus Plan will continue until their expiration as provided pursuant to the terms of their grants. As of the date of this proxy statement, there are only approximately 487,000 shares of common stock that are available for the grant of new awards under the Long-Term Omnibus Plan. These shares will not be used going forward if the Omnibus Plan is adopted.

Description of the Omnibus Plan

The following is a brief description of certain important features of the Omnibus Plan, the full text of which is attached as Annex “A.” This summary does not purport to be complete and is qualified in its entirety by reference to Annex “A.” If the proposal to adopt the Omnibus Plan is approved, we intend to file a registration statement on Form S-8 under the Securities Act, registering the shares available for issuance under the Omnibus Plan.

Purpose of the Plan. The purpose of the Omnibus Plan is to attract, retain and motivate participating employees and to attract and retain well-qualified individuals to serve as members of the board of directors, consultants and advisors through the use of incentives based upon the value of our common stock. The Omnibus Plan provides a direct link between shareholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock and other incentive compensation awards that are based on our financial performance and individual performance. Awards under the Omnibus Plan may be made to our or our affiliates’ employees, consultants and advisors as determined by the compensation committee of our board of directors, and to our non-employee directors as determined by our board of directors.

Administration and Eligibility. The Omnibus Plan will be administered by our board of directors with respect to non-employee directors and by the compensation committee of our board with respect to all other participants. The board and directors and the compensation committee are each referred to as the “administrator” under the Omnibus Plan. The administrator will have the authority to interpret the provisions of the Omnibus Plan; make, change and rescind rules and regulations relating to the Omnibus Plan; and make changes to, or reconcile any inconsistency in the Omnibus Plan, any award or any award agreement. The compensation committee may designate any of the following as a participant under the Omnibus Plan: any officer or other employee or employees of our affiliates, and consultants who provide services to us or our affiliates. Our board of directors may designate any of our non-employee directors to receive awards under the Omnibus Plan.

Types of Awards. Awards under the Omnibus Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the administrator. The administrator may grant any type of award to any participant it selects, but only our employees or employees of our subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, any other award (or any other award granted under another plan of ours or our affiliates). In addition, the administrator is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that the awards will avoid a plan failure as described in Section 409A(a)(1). The administrator’s authority includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(a)(2).

Shares Reserved under the Omnibus Plan. The Omnibus Plan provides that an aggregate maximum of 4,134,465 shares of our common stock are reserved for issuance under the Omnibus Plan, subject to adjustment as described below. This number is comprised of 3,000,000 new shares plus 1,134,465 shares that are subject to awards (determined at target) outstanding under the 2003 Plan as of the date of this proxy. The 1,134,465 shares carried over from the 2003 Plan will only be available for issuance under the Omnibus Plan to the extent that the 2003 Plan awards expire or are terminated without the issuance of shares, or the shares issued under the 2003 Plan are forfeited. If none of the awards outstanding under the 2003 Plan are forfeited, then a maximum aggregate of only 3,000,000 shares may be issued pursuant to awards made under the Omnibus Plan. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, with respect to which such award is granted.

In general, (a) if an award granted under the Omnibus Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and we reacquire them pursuant to rights reserved by us upon the issuance of the shares, then such shares may again be used for new awards under the Omnibus Plan. Shares that are purchased by us using proceeds from option exercises, or shares tendered or withheld in payment of the exercise price of options or as a result of the net settlement of stock appreciation rights, and shares withheld to satisfy tax withholding obligations may never be made available for re-issuance under the Omnibus Plan.

Options and Stock Appreciation Rights (SARs). The administrator has the authority to grant stock options or SARs and to determine all terms and conditions of each such award. Stock options and SARs will be granted to participants at such time as the administrator will determine. The administrator will also determine the number of options or SARs granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option or SAR, which may not be any date prior to the date that the administrator approves the grant. The administrator will fix the option price per share of common stock and the grant price per SAR, which may never be less than the fair market value of a share of common stock on the date of grant. For purposes of the Omnibus Plan, fair market value will be determined as the last sale price on the relevant date on the exchange on which our shares of stock are then traded, or if no sales of stock occur on that date, then on the last preceding date on which there was such a sale. The administrator will determine the expiration date of each option and SAR except that the expiration date may not be later than ten years after the date of grant. Options and SARs will be exercisable at such times and be subject to such restrictions and conditions as the administrator deems necessary or advisable. Under the Omnibus Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to an outstanding stock option or SAR award. Subject to adjustment as described below, no more than 2,000,000 shares may be issued pursuant to the exercise of incentive stock options under the Omnibus Plan.

Performance and Stock Awards. The administrator has the authority to grant awards of shares of common stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals and/or upon the completion of a period of service and/or upon the occurrence of specified events. Restricted stock unit means the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the compensation committee are achieved and/or upon the completion of a period of service and/or upon the occurrence of specified events. Performance shares means the right to receive shares of common stock to the extent performance goals are achieved. Performance units means the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved. The performance goals for an award will be established by the administrator, and may relate to any corporate, subsidiary business unit-or individual goals that the administrator selects.

The administrator will determine all terms and conditions of the awards including (i) the number of shares of common stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (v) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two. If an award will vest or be earned as a result of the achievement of performance goals, then the performance period must be at least one year. If an award will vest as a result of continued service or the passage of time, then such award must have a ratable vesting period of at least three years. The Omnibus Plan provides exceptions to these minimum performance and vesting period rules for such events as the hiring or promotion of a participant, the participant’s death or disability, and a change of control of the company. Under the Omnibus Plan, dividend payments or dividend equivalent payments made with respect to shares of common stock under an award of performance shares, restricted stock, performance units or restricted stock units must be subject to the same restrictions that apply to the award.

Other Stock-Based Awards. The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded as a bonus, in payment of director fees, in lieu of cash compensation, or upon the attainment of performance goals or otherwise, or rights to acquire shares of common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Subject to adjustment as described below, no more than 300,000 shares may be issued pursuant to other stock-based awards granted under the Omnibus Plan.

Incentive Awards. The compensation committee has the authority to grant both annual and long-term incentive awards. An incentive award is the right to receive a cash payment or shares of our common stock to the extent performance goals are achieved. The compensation committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The compensation committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the compensation committee specifies. The compensation committee may specify that performance goals subject to an award are deemed achieved upon a participant’s death, disability or change in control, or, in the case of awards that the compensation committee determines will not be considered performance based compensation under Code Section 162(m), retirement or such other circumstances as the compensation committee may specify. The performance period for an annual incentive award must relate to a period of at least one of our fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of our fiscal years, except in each case, if the award is made at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the compensation committee determines that payment will be in shares of common stock, restricted stock, or restricted stock units, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Section 162(m) Provisions. Currently, the Company believes that it is not subject to the provisions of Code Section 162(m). However, in the event that the law is changed so that the Company becomes subject to Code Section 162(m), the Omnibus Plan includes provisions that permit the administrator to grant awards that would qualify as performance-based compensation under Code Section 162(m).

No participant may be granted awards intended to comply with Code Section 162(m) under the Omnibus Plan that could result in such participant:

—	receiving options and/or stock appreciations rights for more than 500,000 shares of common stock during any fiscal year;

—	receiving awards of restricted stock and/or restricted stock units relating to more than 400,000 shares of common stock during any fiscal year;

—

receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of common stock, and which have performance periods beginning in the same fiscal year, payment of more than 400,000 shares of common stock;

—

receiving, with respect to an annual incentive award in respect of any of single fiscal year, a cash payment (or grant of shares, restricted stock or restricted stock units of equivalent fair market value) of more than $3,000,000;

—

receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of common stock, and which have performance periods beginning in the same fiscal year, a cash payment (or grant of shares, restricted stock or restricted stock units of equivalent fair market value) of more than an aggregate of $11,000,000; or

—	receiving other stock-based awards relating to more than 100,000 shares of common stock during any of our fiscal years.

Each of these limitations is subject to adjustment as described below.

If the Company is subject to Code Section 162(m), then with respect to performance-based awards intended to comply with Code Section 162(m), the compensation committee must select from among the following performance goals, which goals may relate to us or any one or more of our subsidiaries, affiliates or other business units: funds from operations (including, but not limited to, determined on an adjusted or recurring basis); funds from operations, adjusted funds from operations or recurring funds from operations, per diluted share; growth in funds from operations, adjusted funds from operations or recurring funds from operations including amounts per diluted share on an annual or multi-year basis; net operating income; growth in net operating income determined on an annual or multi-year basis; return measures (including but limited to return on assets, investment, capital or equity); earnings before taxes, and/or interest and/or depreciation and amortization (EBITDA); growth in EBITDA determined on an annual or multi-year basis; share price (including, but not limited to, growth measures and total shareholder return); debt and debt-related ratios, including debt to total market capitalization, debt to EBITDA, debt to assets and fixed charge coverage ratios (determine with or without the pro rata share of our ownership interest in co-investment partnerships); net asset value per share; and growth in net asset value per share determined on an annual or multi-year basis.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the compensation committee and only to the extent consistent with Code Section 162(m), will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that we identify in our quarterly supplemental financial report furnished under Form 8-K, our audited financial statements, or the Management’s Discussion and Analysis section of our annual report. In addition, to the extent consistent with Code Section 162(m), the compensation committee may also adjust performance to exclude the effects of (i) litigation, claims, judgments or settlements; (ii) change in laws or regulations affecting reported results; and (iii) accruals for payments to be made under the Omnibus Plan or other specified compensation arrangements.

Amendment of Minimum Vesting and Performance Periods. Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the Omnibus Plan, the Omnibus Plan provides that the administrator may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant’s hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant’s termination of employment, to the extent consistent with Code Section 162(m) or a change in control.

Change in Control. The administrator may specify in an award agreement the effect of our change in control on such award. In the absence of such a provision in the award agreement or any other agreement in effect between the participant and us, upon our change in control, the successor or surviving entity may assume the awards under the Omnibus Plan or issue replacement awards. In such event, if within two years following the change of control the participant’s employment is terminated without cause or the participant terminates for good reason, then all of the participant’s awards will be fully vested and fully earned (assuming, for any performance award, that the target performance goals had been achieved) and will be cancelled in exchange for a cash payment equal to the value of the award. If the successor or surviving entity in the change of control does not agree to assume or issue replacement awards with respect to the awards outstanding under the Omnibus Plan, then the administrator may cancel such award upon the change of control in exchange for a cash payment to the award holder on the date of the change in control. Under the Omnibus Plan, a “change in control” is generally deemed to have occurred if:

—	any person or group becomes the beneficial owner of our securities representing 50% or more of the combined total value of our outstanding securities;

—	during any twelve month period, the majority of our board of directors are replaced by persons whose appointment or election is not endorsed by a majority of the board;

—	during any twelve month period, any person or group becomes the beneficial owner of our securities representing 30% or more of the combined total voting power of our outstanding voting securities; or

—

during any twelve month period, there is a change in the ownership of a substantial portion of our assets, generally subject to a 50% threshold (other than certain transfers to shareholders or controlling groups).

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to (i) designate a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving consideration for such a transfer.

Adjustments. If (i) we are involved in a merger or other transaction in which shares of common stock are changed or exchanged, (ii) we subdivide or combine shares of common stock or declare a dividend payable in shares of common stock, other securities or other property, (iii) we effect a cash dividend that exceeds 10% of the trading price of the shares of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that the board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that in the judgment of the administrator requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, then the administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of common stock subject to the Omnibus Plan and which may, after the event, be made the subject of awards, including all shares limits specified in the Omnibus Plan; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the administrator may also or in lieu of any such adjustment provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the Omnibus Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan. Unless earlier terminated by our board of directors, the Omnibus Plan will remain in effect until the earlier of (i) the tenth anniversary of the effective date of the plan or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment. Our board of directors or the compensation committee may amend, alter, suspend, discontinue or terminate the Omnibus Plan at any time, subject to the following limitations:

—	the board must approve any amendment to the Omnibus Plan if we determine such approval is required by prior action of the board, applicable corporate law or any other applicable law;

—

shareholders must approve any amendment to the Omnibus Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

—

shareholders must approve any amendment to the Omnibus Plan that materially increases the number of shares of common stock reserved under the Omnibus Plan or the limitations stated in the Omnibus Plan on the number of shares of common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options or SARs.

Subject to the requirements and limitations of the Omnibus Plan, the administrator may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the administrator and the award holder, although consent of the award holder is not required for certain amendments made by the administrator, such as amendments necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the common stock is then traded or to preserve favorable accounting or tax treatment of any award for us.

The authority of the board and the compensation committee to modify the Omnibus Plan or awards, and to otherwise administer the Omnibus Plan, will extend beyond the termination date of the Omnibus Plan, although no new awards may be granted after the date of the termination of the Omnibus Plan. In addition, termination of the Omnibus Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Omnibus Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the Omnibus Plan, neither the administrator nor any other person may decrease the exercise price for any outstanding stock option or decrease the grant price for any SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option or SAR at the time of cancellation over the exercise or grant price for such shares), allow a participant to surrender an outstanding stock option or SAR to us as consideration for the grant of a new stock option or SAR with a lower exercise price or grant price, or grant an award in substitution for a cancelled or surrendered stock option or SAR.

Certain United States Federal Income Tax Consequences. The following summarizes certain United States federal income tax consequences relating to the Omnibus Plan under current tax law.

Stock Options. The grant of a stock option will create no income tax consequences to us or the participant. A participant who exercises a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant who exercises an incentive stock option will recognize no income or gain as a result of the exercise, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights (SARs). The grant of an SAR will create no income tax consequences to us or the recipient. A participant will generally recognize ordinary compensation income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. If the SAR is settled in whole or part in shares, upon the participant’s subsequent disposition of the shares of common stock received with respect to such SAR, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant when the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares. The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or restricted stock unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid and/or the fair market value of the shares issued, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding. In the event we are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of common stock acquired under an award, we may deduct cash from any payments of any kind otherwise due the participant, or with the consent of the administrator, shares of common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, we may require such participant to pay to us or make other arrangements satisfactory to us regarding the payment to us of the aggregate amount of any such taxes and other amounts. If shares of common stock are deliverable on exercise or payment of an award, then the administrator may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have us withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for us to avoid an accounting charge.

Additional Taxes Under Section 409A. If an award under the Omnibus Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment. Notwithstanding any provision of the Omnibus Plan, we do not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or intended to qualify as an incentive stock option under Code Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Code Section 162(m) limits the deduction we can take for compensation we pay to our chief executive officer and the three other highest paid officers other than the chief financial officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. Although we believe that Code Section 162(m) does not apply to us, the Omnibus Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation.

Our board recommends that you vote “for” the proposal to approve the 2011 Omnibus Plan.

PROPOSAL FIVE:  RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected the firm of KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2011. That firm has served as our auditors since 1993. Our board of directors has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the annual meeting. Representatives of KPMG LLP will be present at the annual meeting of shareholders and will be provided the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our articles of incorporation or bylaws. However, the board of directors is submitting the appointment of KPMG LLP as a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. In such event, the audit committee may retain KPMG LLP notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a shareholder vote. Even if the selection is ratified, the audit committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders and us.

All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities Exchange Commission (SEC). There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent registered public accounting firm.

The following table provides information relating to the fees billed to Regency by KPMG LLP for the years ended December 31, 2010 and 2009:

	2010	2009
Audit fees(1)	$972,000	$1,118,000
Audit-related fees(2)(3)	$47,500	$42,000
Tax fees(3)(4)	$68,150	$66,175
All other fees	$—	$—

(1)

Audit fees consists of fees for professional services for the audit of our consolidated financial statements (Regency Centers Corporation and Regency Centers, L.P. (collectively, the Company)) included in our annual report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, the amount includes fees for services associated with comfort letters and reviews of documents filed with the SEC.

(2)	Consists of audits of employee benefit plans.

(3)	The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP’s independence.

(4)	Consists of fees for tax consultation and tax compliance services.

Our board of directors recommends that the shareholders vote “for” the proposal to ratify the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Shareholders who wish to have a proposal be included in our proxy statement and form of proxy relating to our 2011 annual meeting, must provide a written copy of their proposal to us at our principal executive offices no later than November 25, 2011. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received by us after November 25, 2011 and the proposal will not be brought before the meeting. To ensure prompt receipt by us, proposals should be sent certified mail, return receipt requested.

Shareholders wishing to submit names of potential candidates for consideration by our nominating and corporate governance committee for the board of directors’ slate of nominees for director should follow the procedures discussed under “Procedure for Shareholder Recommendations to the Nominating and Corporate Governance Committee for Potential Director Nominees.” Shareholders wishing to present their own nominations for director at the annual meeting should follow separate procedures discussed under “Procedure for Shareholder Nominations for Director.” Rule 14a-8 requiring the inclusion of shareholder proposals in our proxy materials does not apply to director nominations by shareholders.

Interested parties who wish to communicate with the board of directors or with a particular director, including the lead director, John C. Schweitzer, may send a letter to the Corporate Secretary at our address set forth on page one of this proxy statement. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should identify the author and clearly state whether the intended recipients are all members of the board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. Interested parties may also communicate with the board of directors or with a particular director by contacting our AlertLine at 1-877-861-6669.

* * * * * * * * *

The reports of the audit committee and the compensation committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

Annex A

REGENCY CENTERS CORPORATION

2011 OMNIBUS INCENTIVE PLAN

1. Purposes, History and Effective Date.

(a) Purpose. The Regency Centers Corporation 2011 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the Regency Centers Corporation Long Term Omnibus Plan. Upon shareholder approval of this Plan, the Prior Plan will terminate and no new awards will be granted under the Prior Plan, although awards granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, after the Effective Date. This Plan will terminate as provided in Section 13.

2. Definitions. Capitalized terms used in this Plan have the following meanings. Additional defined terms are provided in Section 17.

(a) “Administrator” means the Committee with respect to all Participants other than Directors, and the Board with respect to Participants who are Non-Employee Directors.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” has the meaning given in the Participant’s employment or severance agreement with any of the Regency Entities, or in the absence of such agreement (or in the absence of a definition of Cause in such agreement) means the termination of the Participant’s employment or service with the Regency Entities by action of the Board or its delegate for one or more of the following reasons:

(i)	The Participant is convicted of committing a felony under any state, federal or local law. For the purposes of this Plan, conviction includes any final disposition of the initial charge which does not result in the charges being completely dismissed or in the Participant being completely acquitted and absolved from all liability, either criminal or civil;

(ii)	The Participant materially breaches (A) the agreement evidencing his or her Award or (B) the Company’s policies and procedures, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach;

(iii)	The Participant engages in willful or gross misconduct or willful or gross negligence in performing the Participant’s duties, or fraud, misappropriation or embezzlement;

(iv)	The Participant engages in conduct that, if known outside of the Regency Entities, could reasonably be expected to cause harm to the reputation of the Company, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach; or

(v)	The Participant fails to meet the reasonable expectations of management regarding performance of his or her duties, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach.

(f) “Change of Control” means the occurrence of an event or series of events which qualify as a change in control event for purposes of Code Section 409A and Treas. Reg. §1.409A-3(i)(5), including:

(i)	A change in the ownership of the Company, which shall occur on the date that any one Person, or more than one Person Acting as a Group (as defined below), other than Excluded Person(s) (as defined below), acquires ownership of the stock of the Company that, together with the stock then held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than fifty (50%) of the total fair market value of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change of Control.

(ii)	A change in the effective control of the Company, which shall occur on the date that:

(A)	Any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than thirty percent (30%) of the total voting power of the stock of the Company, the acquisition of additional voting stock by the same Person or Persons is not considered to cause a Change of Control; or

(B)	A majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)

A change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to more than fifty percent (50%) of the total Gross Fair Market Value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an Excluded Transaction (as defined below).

For purposes of this subsection (f):

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

Persons will not be considered to be “Acting as a Group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering, or solely because they purchase assets of the Company at the same time, or as a result of the same public offering, as the case may be. However, Persons will be considered to be Acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

The term “Excluded Transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a Person, or more than one Person Acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C) (determined after the asset transfer).

The term “Excluded Person(s)” means (A) the Company or any Regency Entity, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Regency Entity, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

The term “Change of Control” as defined above shall be construed in accordance with Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h) “Committee” means a committee of the Board designated by the Board to administer the Plan and comprised solely of at least two directors, each of whom must qualify as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(i) “Company” means Regency Centers Corporation, a Florida corporation, or any successor thereto.

(j) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(k) “Effective Date” means the date the Company’s shareholders approve this Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(n) “Good Reason” has the meaning given in the Participant’s employment agreement with any of the Regency Entities, or in the absence of such agreement (or in the absence of a definition of Cause in such agreement) means any one or more of the following conditions, but only if (i) such condition was not consented to by the Participant in advance or subsequently ratified by the Participant in writing, (ii) such condition remains in effect thirty (30) days after the Participant gives written notice to the Board of the Participant’s intention to terminate his or her employment or service for Good Reason, which notice specifically identifies such condition, and (iii) the Participant gives the notice referred to in (ii) above within ninety (90) days of the initial existence of such condition:

(i)	any material diminution of the Participant’s authority, duties or responsibilities;

(ii)	a material diminution of the Participant’s base compensation;

(iii)	a material diminution in the budget over which the Participant retains authority;

(iv)	a material change in the geographic location at which the Participant must perform the Participant’s duties and responsibilities; or

(v)	any other action or inaction by the Company that constitutes a material breach of the agreement evidencing the Participant’s Award or any other agreement pursuant to which the Participant provides services to the Company or any other Regency Entity.

(o) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(p) “Participant” means an individual selected by the Administrator to receive an Award.

(q) “Performance Goals” means any goals the Administrator establishes that relate to the performance of the Company or any one or more Subsidiaries, Affiliates or other business units or to the individual performance of the Participant in his official capacity with the Company or any one or more Subsidiaries, Affiliates or other business units.

(r) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(s) “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(t) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. §1.409A-3(i)(5).

(u) “Plan” means this Regency Centers Corporation 2011 Omnibus Incentive Plan, as may be amended from time to time.

(v) “Prior Plan” means the Regency Centers Corporation Long Term Omnibus Plan.

(w) “Regency Entity” means the Company, its Subsidiaries and Affiliates and any other entities that along with the Company are considered a single employer pursuant to Code Section 414(b) or (c), determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears in Code Section 1563(a).

(x) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(y) “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(z) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(aa) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Share” means a share of Stock. Shares shall also include shares of special common stock of the Company, $.01 par value per share, unless the shares of special common stock are convertible into shares of Stock on a basis other than one-for-one.

(cc) “Stock” means the Common Stock of the Company, $.01 par value per share.

(dd) “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee and Board Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this

Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Administrator; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4. Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates. The Board may designate any Non-Employee Director as a Participant from time to time. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards.

Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, or in tandem with, any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 15, an aggregate of 3,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan; provided that only 2,000,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; and (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or to satisfy federal, state or local tax withholding obligations.

(c) Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants, due to termination, forfeiture or cancellation of the Shares, under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

7. Options.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent Administrator determines otherwise. Except to the extent Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that Administrator approves the grant; (c) the number of Shares to which the SAR relates;

(d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares. Notwithstanding the foregoing, subject to the provisions of Sections 11 and 15, no condition or vesting provision applicable to an Award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that is based on performance criteria shall be based on performance over a period of less than one year, and no condition or vesting provision applicable to such an Award that is based upon continued service or the passage of time shall provide for vesting in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Options or SARs.

10. Other Stock-Based Awards.

Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, as a bonus, or upon the attainment of Performance Goals or otherwise; provided that no more than an aggregate of 300,000 Shares may be issued pursuant to Awards made under this Section 10. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate.

11. Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator may:

(a) At the time an Award is granted or any later date, subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion; or

(b) Accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator) or a Change of Control.

12. Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

13. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 13(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)	shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)	shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 17(d) (except as permitted by Section 15); or (B) an amendment to the provisions of Section 13(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 13(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case without Participant (or other interested party) consent, as permitted by the provisions of Section 15(a) or as follows: (i) to the extent the action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 13(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award granted to a Participant under the Prior Plan, or waive any restrictions or conditions applicable to any such Award, in order to reflect Award terms consistent with the permitted terms of Awards granted under this Plan regardless of the terms of the Prior Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 15, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price, or grant an Award in substitution for a cancelled or surrendered Option or SAR.

14. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

15. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; or (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 17(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator shall substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Administrator, then the adjustments contemplated by this Section 15(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance in exchange for the cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. The Administrator may specify in any agreement evidencing an Award the effect of a Change of Control upon such Award. If the agreement evidencing an Award, or any other agreement between the Participant and a Regency Entity, does not specify the effect of a Change of Control upon such Award, then:

(i)	Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii)	If the provisions of paragraph (i) do not apply with respect to any particular outstanding Award, then the Administrator may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that, upon the Change of Control, any or all outstanding Awards, whether or not then vested or earned, shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (x) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (y) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of vested Shares or units, as applicable; and (z) in the case of Performance Shares or Performance Units, the Fair Market Value of a Share or the value of such unit, as applicable, on the date of the Change of Control multiplied by the number of earned Shares or units, as applicable.

(iii)	In the event that the Company terminates the Participant’s employment or service without Cause or the Participant terminates the Participant’s employment or service for Good Reason, in each case within two years following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A)	All outstanding Awards or replacement awards automatically shall vest or be deemed to have been earned (assuming the target performance goals provided under such Award or replacement award were met, if applicable); and

(B)	Such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (w) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (x) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of such termination multiplied by the number of vested Shares or units, as applicable; (y) in the case of Performance Shares or Performance Units, the Fair Market Value of a Share or the value of such unit, as applicable, on the date of such termination multiplied by the number of earned Shares or units, as applicable; or (z) in the case of replacement awards, by an equivalent payment determined as if such award were a comparable Award.

16. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)	one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)	the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)	giving the Participant the right to receive dividend payments, dividend equivalents or other distributions with respect to Awards (other than Options or Stock Appreciation Rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares; provided, however, that any such dividends, dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Awards, and in no event would dividend equivalents be paid on unearned performance-based Awards that are terminated, forfeited or cancelled;

(iv)	restrictions on resale or other disposition of Shares; and

(v)	compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)	a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)	a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f) Awards Not Includable for Benefits Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(g) Governing Law; Dispute Resolution. The Plan, all agreements under the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or such agreement to the substantive law of another jurisdiction. Any dispute, controversy or claim between the Company and a recipient of an Award or other person arising out of or relating to the Plan or an agreement under the Plan shall be settled by arbitration conducted in the City of Jacksonville in accordance with the Commercial Rules of the American Arbitration Association then in force and Florida law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any agreement under the Plan. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. Each party shall be responsible for its own costs and expenses.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

17. Code Section 162(m) Provisions.

(a) Applicability. If it is determined that the Company is subject to the provisions of Code Section 162(m) then the following provisions of the Plan shall apply to Awards made to covered employees (within the meaning of Code Section 162(m)) unless the Committee determines that any such Awards are not intended to be compliant with Code Section 162(m).

(b) Definitions. The capitalized terms defined below shall have the meanings indicated. In the case of capitalized terms that are otherwise defined in Section 2, the following meanings shall replace such definitions in their entirety.

(i)	“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, Incentive Awards or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(ii)	“Committee” means a committee of the Board designated by the Board to administer the Plan and comprised solely of at least two directors, each of whom must qualify as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act and as an “outside director” within the meaning of Code Section 162(m).

(iii)	“EBITDA” means earnings before, interest, taxes, depreciation, and amortization.

(iv)	“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 17(e) and “Long-Term Incentive Awards” as described in Section 17(f).

(v)	“Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units:

(A)	Funds from operations (including, but not limited to, determined on an adjusted or recurring basis);

(B)	Funds from operations, adjusted funds from operations or recurring funds from operations per diluted share;

(C)	Growth in funds from operations, adjusted funds from operations or recurring funds from operations including amounts per diluted share on an annual or multi-year basis;

(D)	Net operating income;

(E)	Growth in net operating income determined on an annual or multi-year basis;

(F)	Return measures (including, but not limited to, return on assets, investment, capital or equity);

(G)	EBITDA;

(H)	Growth in EBITDA determined on an annual or multi-year basis;

(I)	Share price (including, but not limited to, growth measures and total shareholder return);

(J)	Debt and debt-related ratios, including debt to total market capitalization; debt to EBITDA; debt to assets and fixed charge coverage ratios (determined with or without the pro rata share of the Company’s ownership interest in co-investment partnerships);

(K)	Net asset value per share; and

(L)	Growth in net asset value per share determined on an annual or multi-year basis.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its quarterly supplemental financial report furnished under Form 8-K, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report; provided that, such exclusion shall be made only to the extent consistent with Code Section 162(m). Also, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(c) Delegation. Delegation under Section 3(b) is permitted only with respect to awards not intended to qualify as performance-based compensation under Code Section 162(m).

(d) Participant Limitations. Subject to adjustment as provided in Section 15, no Participant may be granted Awards that could result in such Participant:

(i)	receiving Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares during any fiscal year of the Company;

(ii)	receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 400,000 Shares during any fiscal year of the Company;

(iii)	receiving, with respect to any Awards of Performance Shares and/or Performance Units with performance periods beginning in the same fiscal year of the Company and the value of which is based on the Fair Market Value of a Share, payment of an aggregate of more than 400,000 Shares;

(iv)	receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment (or grant of Shares, Restricted Stock or Restricted Stock Units of equivalent Fair Market Value) of more than $3,000,000;

(v)	receiving, with respect to any Long-Term Incentive Award(s) and/or Award(s) of Performance Units with performance periods beginning in the same fiscal year of the Company and the value of which is not based on the Fair Market Value of a Share, a cash payment (or grant of Shares, Restricted Stock or Restricted Stock Units of equivalent Fair Market Value) of more than an aggregate of $11,000,000; or

(vi)	receiving other Stock-based Awards pursuant to Section 10 relating to more than 100,000 Shares during any fiscal year of the Company.

In all cases, to the extent Code Section 162(m) is applicable, determinations under this Section 17(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

(e) Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or a Change of Control; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the

Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Administrator determines that payment will be made in the form of a grant of Shares, Restricted Stock or Restricted Stock Units, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Administrator or election by the Participant must be made in accordance with the requirements of Code Section 409A.

(f) Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or a Change of Control; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Administrator determines that payment will be made in the form of a grant of Shares, Restricted Stock or Restricted Stock Units, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Administrator or election by the Participant must be made in accordance with the requirements of Code Section 409A.

(g) Limitations on Adjustments. The Administrator shall be permitted to adjust the Performance Goals of an Award under the circumstances set forth in Section 15(a) only to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such.

REGENCY CENTERS CORPORATION ONE INDEPENDENT DRIVE, SUITE 114 JACKSONVILLE, FL 32202	VOTE BY INTERNET - www.proxyvote.com
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR on the following:			☐	☐	☐
1.	Election of Directors
Nominees

01	Martin E. Stein, Jr. 02 Raymond L. Bank 03 C. Ronald Blankenship 04 A. R. Carpenter 05 J. Dix Druce
06	Mary Lou Fiala 07 Bruce M. Johnson 08 Douglas S. Luke 09 John C. Schweitzer 10 Brian M. Smith
11	Thomas G. Wattles
The Board of Directors recommends you vote 1 YEAR on the shareholder advisory vote on executive compensation:		1 year	2 years	3 years	Abstain

2	To determine whether an advisory vote on executive compensation will occur every 1, 2 or 3 years.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 3, 4 and 5.			For	Against	Abstain

3	Adoption of an advisory resolution approving executive compensation for fiscal year 2010.		☐	☐	☐

4	Approval of the Regency Centers Corporation 2011 Omnibus Incentive Plan.		☐	☐	☐

5	Ratification of appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2011.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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REGENCY CENTERS CORPORATION

Annual Meeting of Shareholders

May 3, 2011 11:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Martin E. Stein, Jr., Brian M. Smith and Bruce M. Johnson, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REGENCY CENTERS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM, EST on May 3, 2011, at The Florida Room of the River Club, 35th Floor, One Independent Drive, Jacksonville, Florida 32202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side